                                                                       EXHIBIT 1

                  12% CONVERTIBLE REDEEMABLE PREFERRED STOCK
                         SERIES C,  PURCHASE AGREEMENT

     THIS 12% CONVERTIBLE REDEEMABLE PREFERRED STOCK, SERIES C, PURCHASE AGREEMENT (the "Agreement") is made as of the 29/th/ day of September, 1997 by and among Creative Gaming, Inc., a New Jersey corporation with its principal place of business located at 150 Morris Avenue, Suite 205, Springfield, New Jersey 07081 (the"Company"), Arthur L. Malone, Jr., 638 Lindero Canyon Road, Agoura Hills, California 91301 ("Malone), and each of the other parties listed on Schedule 2.1 attached hereto and incorporated by reference who have executed
   ------------
this Agreement or a counterpart hereof. Other than the Company, each party hereto, including Malone, is hereinafter referred to as an "Investor" or collectively as the "Investors."

                                  WITNESSETH
                                  ----------

     WHEREAS, the Company desires to obtain funds from the Investors in order to further its business operations; and

     WHEREAS, in order to obtain such funds, the Company desires to issue and each Investor desires to purchase from the Company on the terms and subject to the conditions set forth in this Agreement, 2,000,000 shares of the Company's 12% Convertible Redeemable Preferred Stock, Series C (the "Series C Preferred Stock"), as set forth in Schedule 2.1.
                         ------------

     NOW, THEREFORE, in consideration of the premises and in consideration of the agreements and benefits set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and each Investor agree as follows:


                                  ARTICLE I.
                                  DEFINITIONS

     For purposes hereof, the following terms shall have the meanings set forth below unless defined otherwise herein:

     1.1  "Affiliates" shall have the meaning given such term in Rule 405 under
           ----------
the Securities Act.

     1.2  "Best Knowledge" or "Best of Knowledge" shall mean the due inquiry of
           --------------      -----------------
the person making such statement of its officers, directors, appropriate employees and advisors who would be anticipated to have knowledge of such matter in a manner sufficient to reach an informed opinion.

     1.3  "Budget" shall have the meaning set forth in Section 8.19.
           ------                                      ------------

     1.4  "Capital Stock" shall mean collectively, the Common Stock and the
           -------------
Series C Preferred Stock of the Company.

                               Exhibit 1 - Page 1

     1.5  "Closing" shall have the meaning given in Article III.
           -------

     1.6  "Closing Date" shall have the meaning given in Article III.
           ------------

     1.7  "Common Stock" shall mean the common stock of the Company, no par
           ------------
value per share.

     1.8  "Company" shall mean Creative Gaming, Inc., a New Jersey corporation
           -------
with its principal place of business located at 150 Morris Avenue, Suite 205, Springfield, New Jersey 07081.

     1.9  "Employment Agreements" shall mean the employment agreements between
           ---------------------
the Company and each of Peter J. Jegou and Walter J. Kazanowski described in
Section 10.1(a).
---------------

     1.10 "Event of Default" shall have the meaning set forth in Section 11.1.
           ----------------

     1.11 "Financial Statements" shall have the meaning set forth in Section
           --------------------
4.20.

     1.12 "Holders" shall have the meaning set forth in Article VIII.
           -------                                      ------------

     1.13 "Investor" or "Investors" shall mean individually or collectively,
           --------      ---------
each of the parties to this Agreement other than the Company.

     1.14 "Minimum Percentage" shall have the meaning set forth in Article VIII.
           ------------------                                      ------------

     1.15 "Qualified Holder" shall mean a Holder of at least 15 % of the
           ----------------
Underlying Common Stock.

     1.16 "Reports" shall mean the Form 10-KSB report of the Company for its
           -------
fiscal year ended May 31, 1996, and its Form 10-QSB report for its fiscal period ended February 28, 1997.

     1.17 "Restated Certificate" shall mean the Certificate of Incorporation of
           --------------------
the Company as amended and restated to include the amendments necessary to give effect to this Agreement, a copy of which Restated Certificate, along with the By-Laws of the Company, is attached hereto as Exhibit "F."
                                              ----------

     1.18 "Securities" shall have the meaning given in Section 2.l.
           ----------                                  -----------

     1.19 "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

     1.20 "Series C Certificate of Designations" shall mean the Company's
           ------------------------------------
Certificate of Designations of its Series C Preferred Stock, attached hereto as Exhibit "A."
----------

     1.21 "Series C Preferred Stock" shall mean shares of the Company's 12%
           ------------------------
Convertible Redeemable Preferred Stock, Series C, par value $.02 per share.

                               Exhibit 1 - Page 2

     1.22 "Underlying Common Stock" shall have the meaning given in Article
           -----------------------                                  -------
VIII.
----


                                  ARTICLE II.
          PURCHASE AND SALE OF SERIES C PREFERRED STOCK AND WARRANTS

      2.1  Sale and Issuance of Series C Preferred Stock and Warrants.
           ----------------------------------------------------------
Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly and severally, to purchase at the Closing, and the Company agrees to sell and issue to each Investor at the Closing, that number of shares of the Company's Series C Preferred Stock and warrants set forth opposite each Investor's name on Schedule 2.1 attached hereto, for an aggregate purchase
                        ------------
price of $100,000 (such shares of Series C Preferred Stock and warrants are hereinafter collectively referred to as the "Securities"). At the Closing, the Company shall deliver to each Investor certificates representing the number of shares of Series C Preferred Stock and warrants that such Investor is purchasing payment of the purchase price therefor by certified check, wire transfer, or any combination thereof. Any Investor purchasing the Securities pursuant to this Agreement shall become a party to this Agreement, all dated as of the date hereof.

      2.2  Certificate of Designations and Restated Certificate. The Company
           ----------------------------------------------------
shall adopt and file with the Secretary of State of the State of New Jersey a Certificate of Designations of the 12% Convertible Redeemable Preferred Stock, Series C (the "Certificate of Designations"), setting forth the terms and conditions of the Company's Series C Preferred Stock, such Certificate of Designations to be in the form and substance of the Certificate of Designations attached hereto as Exhibit "A." Such Certificate of Designations will further
                   ----------
amend the Company's Restated Certificate.


                                 ARTICLE III.
                                  THE CLOSING

     The purchase and sale of the Securities as specified in Section 2.1 shall
                                                             -----------
take place at the offices of the Company's counsel, Wachtel & Masyr, LLP, 110 E. 59/th/ Street, New York, New York 10022 effective on September 29, 1997, (the "Closing" or "Closing Date") or at such other time and place as the Company and Investors mutually agree upon orally or in writing (which time and place are designated as the "closing"). If at the Closing any of the conditions specified in Article VI shall not have been fulfilled, each of the Investors shall, at his or its election, be relieved of all of his or its obligations under this Agreement without thereby waiving any other rights he or it may have by reason of such failure or such non-fulfillment.


                                  ARTICLE IV.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     As a material inducement to the Investors to enter into this Agreement and to purchase the Securities, the Company represents and warrants that each of the following statements are true and correct as the date hereof and will be true and correct at Closing, except as expressly qualified or modified herein.

                               Exhibit 1 - Page 3

     4.1  Organization, Good Standing and Qualification. The Company is a
          ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

     4.2  Capitalization and Voting Rights.  (a) The authorized capital of the
          --------------------------------
Company consists, or will consist immediately prior to the Closing, of:

          (i)   Series C Preferred Stock. 2,000,000 shares of Series C Preferred
                ------------------------
     Stock, of which no shares are issued and outstanding;

          (ii)  Common Stock. 100,000,000 shares of Common Stock, of which
                ------------
     approximately 26,000,000 shares are issued and outstanding as of September 30, 1997.

          (b)   Capital Stock Validly Issued. The outstanding shares of Capital
                ----------------------------
     Stock are all duly and validly authorized and issued, fully paid and nonassessable, and free of preemptive rights except as set forth herein and were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

          (c)   Rights to Capital Stock. Except for (i) the conversion
                -----------------------
     privileges of the C Preferred Stock to be issued under this Agreement, and
     (ii) the Warrants issuable pursuant to Section 12.2 of this Agreement, there are not, and will not be as of the Closing Date, outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its Capital Stock other than set forth in the Reports of the Company.

          Other than this Agreement, the Certificate of Incorporation (including the Series C Certificate of Designations), and the Bylaws of the Company, the Company is not a party or subject to any agreement or understanding and there is no agreement or understanding between any persons and/or entities which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company under which there may become outstanding any right to purchase, or security convertible into or exchangeable for, any Capital Stock of the Company, including, but not limited to, options, warrants, or rights except those described in the Reports of the Company. Further, except as provided in this Agreement and the Series C Certificate of Designations, the Company is under no obligation (contingent or otherwise) to purchase or otherwise acquire or retire any of its securities. Except as set forth in this Agreement and the Series C Certificate of Designations, there are no agreements in existence which (i) require the Company to elect any person to its Board of Directors, or (ii) pertain to the voting of any Capital Stock.

     4.3  Subsidiaries.  The Company does not presently own or control, directly
          ------------
or indirectly, any interest in any other corporation, association, or other business entity except as disclosed in its Reports. The Company is not a participant in any joint venture, partnership, or similar arrangement.

                               Exhibit 1 - Page 4

     4.4  Authorization.  All corporate action on the part of the Company, its
          -------------
officers, directors and stockholders necessary for the authorization, execution and delivery of each document executed and delivered in connection with this transaction, including but not limited to this Agreement, the performance of all obligations of the Company hereunder and thereunder; and the authorization, issuance (reservation for issuance), sale and delivery of the Series C Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series C Preferred Stock has been taken prior to the Closing, and this Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors, rights generally, and (ii) as limited relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     4.5  Valid Issuance of Series C Preferred Stock, Common Stock, and
          -------------------------------------------------------------
Warrants. The Series C Preferred Stock that is being purchased by each Investor
--------
hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series C Preferred Stock and upon the exercise of the Warrants purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

     4.6  Governmental Consents. No consent, approval, order or authorization
          ---------------------
of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

     4.7  Offering. Subject in part to the truth and accuracy of each Investor's
          --------
representations set forth in Article V of this Agreement, the offer, sale and
                             ---------
issuance of the Securities as contemplated by this Agreement is exempt from the registration requirements of the Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

     4.8  Litigation. There is no action, suit, proceeding or investigation
          ----------
pending or currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or

                               Exhibit 1 - Page 5
instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

     4.9  Patents and Trademarks.  The Company has sufficient title and
          ----------------------
ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted as described in its Reports without any conflict with or infringement of the rights of others.
There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

     4.10 Compliance with Other Instruments.
          ---------------------------------

          (a) The Company is not in violation or default of any provision of its Restated Certificate or By-Laws, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

          (b) The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, distribution or other agreement.

                               Exhibit 1 - Page 6

     4.11 Agreements; Action.
          ------------------

          (a) Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

          (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of $25,000, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, (iii) provisions restricting or affecting the development or distribution of the Company's products or services or (iv) indemnification by the Company with respect to infringements of proprietary rights, except as disclosed in the Reports of the Company.

          (c) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its Capital Stock, (ii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iii) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business, except as disclosed in the Reports of the Company.

          (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

          (e) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Certificate or By-Laws that adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition, except as disclosed in the Reports of the Company.

          (f) The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

     4.12 Related-Party Transactions.  No employee, officer, or director of the
          --------------------------
Company or member of his or her immediate family (a "Related Party") is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To

                               Exhibit 1 - Page 7
the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that a Related Party may own stock in publicly traded companies that may compete with the Company. Other than the Employment Agreements, no Related Party is directly or indirectly interested in any material contract with the Company.

     4.13 Permits. The Company has all franchises, permits, licenses, and any
          -------
similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other authority.

     4.14 Environmental and Safety Laws.  To the best of its knowledge, the
          -----------------------------
Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

     4.15 Disclosure.  The Company has fully provided the Investors with all the
          ----------
information that such Investors have requested for deciding whether to purchase the Securities and all information that the Company believes is reasonably necessary to enable such Investors to make such decision. Neither this Agreement, nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

     4.16 Registration Rights. The Company has not granted or agreed to grant
          -------------------
any registration rights, including piggyback rights, to any person or entity, except as disclosed in the Reports of the Company.

     4.17 Corporate Documents. Except for amendments necessary to satisfy
          -------------------
representations and warranties or conditions contained herein, the Restated Certificate and By-Laws of the Company are in the form previously provided to the Investors.

     4.18 Title to Property and Assets.  The Company owns its property and
          ----------------------------
assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets, except as disclosed in the Reports of the Company. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

     4.19 Financial Statements. The Company has delivered to the Investors
          --------------------
its audited financial statements (balance sheet and profit and loss statement, statement of stockholders' equity and statement of cash flows, including notes thereto) for the its fiscal year ended May 31, 1996, and its unaudited financial statements as and for the nine month period ended February 28, 1997 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally

                               Exhibit 1 - Page 8
accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to February 28, 1997, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

     4.20 Changes.  Since February 28, 1997, there has not been:
          -------

          (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

          (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

          (c) any waiver by the Company of a valuable right or of a material debt owed to it;

          (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

          (e) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

          (f) any material change in any compensation arrangement or agreement with any employee;

          (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

          (h) any resignation or termination of employment of any key officer of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

                               Exhibit 1 - Page 9

          (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

          (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

          (k) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

          (l) any declaration, setting aside or payment or other distribution in respect of any of the Capital Stock, or any direct or indirect redemption, purchase or other acquisition of any of such Capital Stock by the Company;

          (m) to the best of the Company's knowledge, any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted); or

          (n) any agreement or commitment by the Company to do any of the things described in this section.

     4.21 Employee Benefit Plans. The Company does not have any Employee Benefit
          ----------------------
Plan as defined in the Employee Retirement Income Security Act of 1974.

     4.22 Tax Returns, Payments and Elections. The Company has filed all tax
          -----------------------------------
returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the Financial Statements, the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

                              Exhibit 1 - Page 10

     4.23 Minute Books. The minute books of the Company to be provided to the
          ------------
Investors will contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

     4.24 Labor Agreements and Actions. The Company is not bound by or subject
          ----------------------------
to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the best of the Company's knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. To the best of its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.


                                  ARTICLE V.
                REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR

     Each Investor hereby represents and warrants that:

     5.1  Authorization. All action on the part of each Investor necessary for
          -------------
the authorization, execution and delivery of each document executed and delivered in connection with this transaction, including but not limited to, this Agreement; the performance of all obligations of the Investor hereunder and thereunder; and the purchase of the Securities hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes valid and legally binding obligations of the Investors, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     5.2  Purchase Entirety for Own Account. This Agreement is made by the
          ---------------------------------
Company with each Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Securities to be received by such Investor and the Common Stock issuable upon conversion or exercise thereof, as the case may be (collectively, the "Securities"), are being acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person

                              Exhibit 1 - Page 11
to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

     5.3  Disclosure of Information. Such Investor believes it has received all
          -------------------------
the information it considers necessary or appropriate for deciding whether to purchase the Securities. Such Investor further represents that he or she has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Article IV of this Agreement or the right of each Investor to rely
           ----------
thereon.

     5.4  Investment Experience. Such Investor is an investor in securities of
          ---------------------
companies in the development stage and acknowledges that he or she is able to fend for himself or herself, can bear the economic risk of the investment, and has such knowledge and experience in financial or business matters that he or she is capable of evaluating the merits and risks of the investment in the Securities. Such Investor represents that he or she has not been organized for the purpose of acquiring the Securities.

     5.5  Restricted Securities. Such Investor understands that the Securities
          ---------------------
it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, such Investor represents that he or she is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

     5.6  Further Limitations on Disposition. Without in any way limiting the
          ----------------------------------
representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Article V and to the extent this section and such agreements are then
     ---------
applicable, and:

          (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

          (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership

                              Exhibit 1 - Page 12
     who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

     5.7  Legends.  It is understood that the certificates evidencing the
          -------
Securities shall bear the following restrictive legend: "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND NEITHER THE SHARES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION UNDER SUCH ACT."

     5.8  Confidentiality of Information. Each Holder agrees that any
          ------------------------------
information obtained by such Holder pursuant to Sections 8.1, 8.2, 8.3 and 8.4
                                                ------------------------------
hereof which is proprietary to the Company or otherwise confidential will not be disclosed without the prior written consent of the Company except as required by law or legal process; provided, that each Holder may disclose such information without the prior written consent of the Company to their partners, associates, representatives or employees for purposes of evaluating or otherwise taking action in respect of its investment.


                                  ARTICLE VI.
                CONDITIONS OF INVESTORS' OBLIGATIONS AT CLOSING

     6.1  Conditions Precedent. The obligations of Investors under this
          --------------------
Agreement to consummate the Closing hereunder and to purchase the shares of the Securities set forth in Section 2.1 shall be subject to the satisfaction of the
                        -----------
following conditions precedent at or before the Closing:

          (a) The Company shall have amended or be committed to amend its Certificate of Incorporation to authorize a sufficient number of shares for consummation of the transactions contemplated hereunder, and to include the provisions of the Series C Certificate of Designations.

          (b) There shall have been no material adverse change in the financial position or business of the Company from February 28, 1997 through Closing.

          (c) The Company shall have paid the legal fees (not to exceed $10,000) and disbursements of counsel to Investors with respect to this Agreement and the transactions contemplated hereby.

          (d) The Company's Board of Directors shall consist of not more than five members, two of which shall be appointed by the present members of the Board of Directors, or elected by the holders of the Series C Preferred Stock, voting separately as a class, with the remaining three members elected by the holders of the Common Stock as a single class. The candidates shall be selected as directed by Malone.

                              Exhibit 1 - Page 13

          (e) All documents, instruments and agreements to be delivered by the Company or the Company's stockholders at Closing in accordance with Article
                                                                         -------
     X and all corporate and other proceedings of the Company in connection with
     -
     this transaction and as have been reasonably requested by Investors shall have been so delivered and performed and shall be reasonably satisfactory to Investors and their legal counsel.

          (f) The Investors shall receive the opinion of Wachtel & Masyr, LLP, counsel to the Company, dated as of the Closing Date, including, but not limited to, that (i) the Company has proper authority to enter into and has duly entered into this Agreement; (ii) the Company is in good standing and qualified to do business in every state in which the Company has business, except where the failure to be so qualified would not have a material adverse effect on the Company or its operations; (iii) to the best of counsel's knowledge, all consents and approvals required to consummate the transaction have been obtained by the Company; and (iv) this Agreement, when signed by the Company, will be enforceable against the Company. Such opinion shall be in form and substance reasonably satisfactory to the Investors.

          (g) The Company shall have performed all of its covenants and obligations under this Agreement.

          (h)  The representations and warranties of the Company contained in
     Article IV of this Agreement shall be true and correct in all material
     ----------
     respects when made and shall be deemed repeated at and as of the Closing and shall be correct in all material respects at and as of such time, except as directly affected by the consummation of the transaction hereby or expressly consented to in writing by each Investor.

          (i) The Company shall have tendered to each Investor participating in the Closing duly executed certificates representing the Securities, as specified in Section 2.l and Schedule 2.1 hereof.
                  -----------

          (j) The Company shall have obtained, and have in full force and effect (i) fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damages or destroyed, (ii) and products liability and errors and omissions insurance in amounts customary for companies similarly situated.

          (k) The Investors shall have received a review of the Company's tax position prepared by the Company's independent accountants or tax counsel, which review shall be in form and substance satisfactory to the Investors.

          (l) At Closing, the Company shall have cash and working capital in amounts which are acceptable to the Investors.

                              Exhibit 1 - Page 14

                                 ARTICLE VII.
              CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING

     The obligations of the Company to Investors under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investors:

     7.1  Representations and Warranties. The representations and warranties of
          ------------------------------
Investors contained in Article IV shall be true on and as of the Closing with
                       ----------
the same effect as though such representations and warranties had been made on and as of the Closing.

     7.2  Performance of Agreement. Each Investor shall have performed all of
          ------------------------
its covenants and obligations under this Agreement.

     7.3  Documents and Proceedings. All documents and instruments to be
          -------------------------
delivered by the Investors at Closing and all corporate and other proceedings of the Investors in connection with this transaction, shall have been so delivered and performed and shall be reasonably satisfactory to the Company and its legal counsel.


                                 ARTICLE VIII.
                     AFFIRMATIVE COVENANTS OF THE COMPANY

     From and after the Closing Date, until the Company has closed on a Qualified Public Offering (or after completing an offering which is registered under the Securities Act but which does not qualify as a Qualified Public Offering, the Company's market capitalization is at least $3,000,000 for a period of 3 consecutive months), unless it receives the prior written consent of either (i) the Investors, or (ii) the owners of record ("Holders") of Underlying Common Stock (as defined below) that is at least 50.01% of all the Underlying Common Stock to act to the contrary, which percentage must include the consent of the Investors to the extent that the Investors are Holders (in either case, the "Minimum Percentage"), the Company shall comply with the covenants contained in this Article VIII. Notwithstanding the foregoing, the obligation of the
        ------------
Company to comply with the covenants contained in Sections 8. 1(a) and 8.1(b)
                                                  ---------------------------
shall continue for so long as any Holder owns or has rights to acquire any Underlying Common Stock. "Underlying Common Stock" for purposes of this Agreement shall mean the total of (i) the Common Stock issuable or issued upon
(A) conversion of the Series C Preferred Stock or (B) exercise of the Warrants issued in connection with Section 12.2 hereof, (ii) all shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in (A) and
(B) above, and (iii) all shares of Common Stock issuable in respect of the Series C Preferred Stock referred to in clauses (i) and (ii) by reason of stock splits, combinations, mergers, exchanges or other reclassifications or recapitalizations, but excluding all shares of Common Stock that have been sold pursuant to any Qualified Public Offering. Subject to the foregoing, the Company agrees as follows:

                              Exhibit 1 - Page 15

     8.1  Financial Information.
          ---------------------

          (a) The Company will make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets, and devise and maintain a system for internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions taken with respect to any differences.

          (b) The Company will furnish the following reports to the Holders at the times indicated.

               (i) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year, and a consolidated statement of income and a consolidated statement of changes in financial position of the Company for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures of the previous fiscal year, all in reasonable detail including all supporting schedules and comments and accompanied by the unqualified opinion of independent public accountants of recognized standing selected by the Company, which opinion shall state that such financial statements were prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year, fairly present the financial condition of the Company and its subsidiaries (if any) as of the date thereof and the period covered thereby, and that the audit by such accountants has been made in accordance with generally accepted auditing standards.

               (ii) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its subsidiaries (if any) as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of changes in financial condition of the Company and its subsidiaries (if any) for such period and for the current fiscal year to date, prepared (although unaudited) in accordance with generally accepted accounting principles, setting forth in each case (unless such disclosure would violate applicable federal or state securities laws) comparisons to the corresponding period to the previous fiscal year, all in reasonable detail and signed, subject to changes resulting from year-end audit adjustments, by the Chief Financial Officer of the Company.

                              Exhibit 1 - Page 16

          (c) Unless such disclosure would violate applicable federal or state securities laws, the Company will furnish to each Holder requesting the same, as soon as practicable after the end of each month, and in any event within 45 days thereafter, (i) a consolidated balance sheet of the Company and its subsidiaries (if any) as of the end of such month, and a consolidated statement of income, stockholders' equity and changes in financial position for the month and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles setting forth in each case comparisons to the corresponding periods of the previous fiscal year, and (ii) unless such disclosure would violate applicable federal or state securities laws, a pro forma cash flow statement of anticipated cash flow for the next succeeding 90 day period of the Company and its subsidiaries (if any) prepared on a consolidated basis setting forth in each case comparisons to the corresponding periods for the previous fiscal year, all in reasonable detail and signed, subject to changes resulting from year-end audit adjustments, by the Chief Financial Officer of the Company and accompanied by the statement of such officer explaining any material differences between budgeted and actual results.

     8.2  Additional Information. Unless such disclosure would violate
          ----------------------
applicable federal or state securities laws, the Company will furnish to any qualified Holder requesting the same:

          (a) Concurrently with the delivery of each of the financial statements referred to in Section 8.1 above, a certificate executed by the
                               -----------
     Chief Financial Officer of the Company stating that neither the Company nor any of its subsidiaries (if any) is in default under the Company's Restated Certificate, its By-Laws, this Agreement or any other agreements to which it is a party or to which it or any of its properties is subject.

          (b) Promptly following receipt thereof, any letters furnished to the Company by its independent public accountants which comment on the accounting practices of the Company.

          (c) Promptly (but in any event within 10 days) after the discovery of any material adverse event or circumstance affecting the Company, including, but not limited to, the filing of any material litigation against the Company or any subsidiary and the discovery that the Company is not, or with the passage of time will not, be in compliance with a provision of this Agreement, the Series C Certificate of Designations, or any other material agreement of the Company, a notice specifying the nature and period of existence thereof, and the actions the Company has taken and/or proposes to take with respect thereto. The Company shall furnish the Qualified Holders receiving such letter with monthly reports updating and describing any developments relating to matters described under this
     Section 8.2 and will promptly notify the Qualified Holders of any material
     -----------
     developments or changes relating thereto.

          (d) Promptly (but in any event within 10 days) after transmission thereof , copies of any material communication of the Company to its stockholders, directors or the financial community at large, and any reports filed by the Company with any securities exchange, the National Association of Securities Dealers, Inc., any state official or agency charged with securities regulation, the Securities and Exchange Commission, any other governmental agency, domestic or foreign, and any material correspondence between the Company and any

                              Exhibit 1 - Page 17
     of the foregoing (including, without limitation, any correspondence from any of the foregoing which contains information materially adverse to the Company).

          (e) Promptly following the preparation thereof, copies of the minutes of proceedings (or consents) of the Company's Board of Directors and stockholders.

          (f) With reasonable promptness, such other information and data with respect to the Company and its subsidiaries (if any) as any Qualified Holder may from time to time reasonably request.

     Except as otherwise required by law or judicial order or decree or by any governmental agency or authority, each person entitled to receive information regarding the Company pursuant to this Section 8.2 shall use its best efforts to maintain the confidentiality of all nonpublic information obtained by it hereunder which the Company has reasonably designated as proprietary or confidential in nature; provided that each such person may, to the extent required by law, disclose such information in connection with the sale or transfer of any of the Securities if such person's transferee agrees in writing to be bound by the provisions hereof.

     8.3  Inspection. Any Qualified Holder or their representatives or agents
          ----------
shall have the right, as their expense, to visit and inspect any of the properties of the Company or its subsidiaries (if any) and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as may be reasonably requested.

     8.4  Observation Rights. Until such time as the Company has completed a
          ------------------
Qualified Public Offering, the Company will give each Qualified Holder at least 5 business days prior written notice of each meeting of the Board of Directors of the Company, specifying the time and place of such meeting and, to the extent then known, the matters to be discussed thereat and such Qualified Holder's representatives shall be invited to attend all such meetings even if a representative of such Qualified Holder does not at the time serve as a member of the Board of Directors. The Company will not pay any expenses incurred or paid by the Qualified Holder's representatives in connection with their attendance at such meetings except for any representatives who are members of the Board of Directors.

     8.5  Property and Liability Insurance. The Company will cause to be kept
          --------------------------------
insured all of the Company's assets which are of insurable character, and which are customarily insured by companies engaged in the same or similar business by financially sound and reputable insurers against loss or damage by Fire, explosion or other hazards customarily insured against by such comparable companies with extended coverage in amounts sufficient to prevent the Company from becoming a co-insurer, except for normal deductibles.

     8.6  Life Insurance and Officers and Directors Insurance. The Company will
          ---------------------------------------------------
use its best efforts to maintain life insurance policies in effect with a financial sound and reputable insurer, with the Company as the beneficiary, on the lives of Peter J. Jegou and Walter J. Kazanowski in the amount of at least $500,000 each. The Company will pay or cause to be paid all premiums on such life insurance as the same from time to time become payable. The Company shall, within 30 days of

                              Exhibit 1 - Page 18
the Closing, use its best efforts to maintain, renew or obtain a directors and officers liability insurance policy in a form and amount acceptable to the Investors. The Company will promptly provide notice to the Investors if the Company receives notice from any such insurers of the cancellation of any such policies.

     8.7  Use of Proceeds. The Company will use the proceeds from the sale of
          ---------------
the Securities (i) pay the outstanding and anticipated accounting fees of BDO Seidman, (ii) to pay Continental Stock Transfer and Trust Company and (iii) to pay other payables designated by Malone.

     8.8  Compliance with Agreements. The Company shall perform and observe, or
          --------------------------
cause to be performed or observed as the case may be, all of its obligations pursuant to the terms, agreements and covenants of its Restated Certificate, the Certificate of Designations, its By-Laws, this Agreement, and all documents and agreements executed or delivered in connection with the transactions contemplated hereby.

     8.9  Reservation. The Company, during the period within which the
          -----------
conversion rights granted to the holders of the Series C Preferred Stock, shall at all times have authorized and reserved, for the purposes of issuance upon the conversion or exercise of any such rights, a sufficient number of shares of Common Stock to provide for the exercise of such rights, and will amend its Restated Certificate to the extent necessary and appropriate to ensure sufficient authorized shares for such purposes.

     8.10 Meetings of the Board of Directors. The By-Laws of the Company shall
          ----------------------------------
provide that the number of directors which can be elected shall be five, plus any director elected under Section 11.4 hereof, and shall provide that (i) any
                           ------------
two members of the Board of Directors shall have the right to call a meeting of the Board of Directors at the principal office of the Company upon at least 5 business days prior notice; (ii) a majority of the members of the Board of Directors shall constitute a quorum; and (iii) the Company shall hold regular meetings of its Board of Directors at least every other month.

     8.11 Election of Directors. The Company will use its best efforts to assure
          ---------------------
compliance with the required composition of its Board of Directors as herein provided. The Company will cause its By-Laws to be amended from time to time to reflect the current number of members of the Board of Directors as provided herein. No fees shall be payable to any director who is an officer or employee of the Company or a representative of any Investor for attendance at meeting of the Board of Directors or any committee thereof, except that upon a representative's request the Company shall reimburse him for all reasonable travel, food and lodging expenses incurred or paid by him in connection with attendance at such meetings.

     8.12 Registration of Transfer. The Company shall keep at its principal
          ------------------------
office (or such place as the Company reasonably designates) a register for the registration of the Series C Preferred Stock and the Underlying Common Stock. Upon surrender of any certificate re resenting any shares of Series C Preferred Stock or Underlying Common Stock, properly endorsed for transfer, the Company shall, at the request of the holder of such certificate, execute and deliver a new certificate or certificates, as the case may be, in exchange therefor, representing in the aggregate the number of shares of stock represented by the surrendered certificate, and the Company forthwith shall cancel

                              Exhibit 1 - Page 19
such surrendered certificate. Each such new certificate shall be registered in such name and shall (subject to the immediately preceding sentence) represent such number of shares of stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates or new certificates for any issuance tax in respect thereof or other cost incurred by the Company in connection with such issuance or transfer.

     8.13 Replacement. The Company shall issue a new stock certificate in place
          -----------
of a previously issued certificates alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction (provided that an affidavit of a holder will be satisfactory for such purpose) and the giving of such indemnity as the Company's Board of Directors may request for the protection of the Company or any transfer agent or registrar (provided that as to any holder, its own indemnification agreement shall under all circumstances be satisfactory and no bond shall be required). Upon surrender of any previously issued certificate that has been mutilated, the Company shall issue a new stock certificate in place thereof.

     8.14 Preservation of Corporate Existence and Business. The Company will
          ------------------------------------------------
preserve intact the present business organization, rights and privileges and present goodwill and, to the best of its ability, relationships existing with other parties and will at all times cause to be done all things necessary to maintain, preserve, and renew its corporate existence and will observe and conform with all valid requirements of all governmental authorities relating to the conduct of the business of the Company, the failure of which would have a material adverse effect on the Company. The Company will maintain and keep in force all material licenses, permits and agreements necessary to the conduct of its businesses.

     8.15 Maintenance of Properties. The Company will maintain and keep its
          --------------------------
properties, real and personal, in good repair, working order, and condition.

     8.16 Taxes and Other Obligations. The Company will pay and discharge all
          ---------------------------
taxes, assessments, interest and installments on mortgages and governmental charges against it or against any of its properties, upon the respective dates when due, except to the extent that (a such taxes, assessments, interest, installments and governmental charges are contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect on its financial condition or loss of any right of redemption from any sale, and (b) the Company shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) adequate with respect to such liabilities.

     8.17 Compliance with Obligations, Laws, Etc. The Company shall comply with
          --------------------------------------
all of the material obligations which it has incurred or to which it becomes subject pursuant to any contract or agreement, whether oral or written, express or implied, the breach of which would have a material adverse effect upon its business or financial condition, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves have been set aside on its books with respect thereto. The Company shall comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which might have a material adverse effect upon its business or financial condition.

                              Exhibit 1 - Page 20

     8.18 Agreements with Employees, Consultants and Stockholders. The Company
          -------------------------------------------------------
will cause (a) each of the Company's executive officers, (b) each consultant and
(c) each other employee of the Company who may become materially involved in confidential or proprietary matters relating to the Company's business or operations to execute noncompetition and confidentiality agreements.

     8.19 Budget.
          ------

          (a) The Company shall prepare a Budget for each 12 month period commencing each January starting with January 1998, and the Company shall furnish to each Holder requesting the same a copy of such Budget at least 30 days prior to the beginning of such 12 month period; provided, however, the Company shall prepare a Budget for the remainder of 1997 which shall be delivered no later than 30 days after Closing. Such proposed Budget shall become effective if approved by the Board of Directors of the Company unless the Holders of the majority of the shares of Underlying Common Stock have stated their objections to the Budget in writing within 30 days after receipt. If the Holders of a majority of the shares of Underlying Common Stock have so objected, then the Company shall, before the first day of such 12 month period, use its reasonable best efforts to prepare a Budget for such period that will be satisfactory to the Holders of a majority of the shares of Underlying Common Stock. The term "Budget" shall include an analysis of the then current business plan and marketing plans of the Company and its subsidiaries (if any) for the 12 month period covered by such Budget, including, but not limited to, a cash flow budget, profit and loss statement and balance sheet.

          (b)  The Company may amend any Budget adopted pursuant to Section
                                                                    -------
     8.19(a) above by following the procedure set forth in Section 8.190(a).
     -------                                               ----------------
     Such amended budget shall be deemed the "Budget" for all purposes of this Agreement for the remainder of the 12 month period of the Budget so amended.

     8.20 Annual Presentation. The Company shall, at the request of a Holder
          -------------------
holding more that 12.5 of the Underlying Common Stock, make a presentation to any Holder and its partners or employees describing the Company and its past, present and future objectives and strategies, provided that the Company shall not be required to make such presentation to a Holder on more that one occasion during any 12 month period, and provided further that if such presentation is made outside of the state where the Company's principal place of business is located, such Holder shall pay the Company for all reasonable travel, food and lodging expenses incurred or paid by the Company s representatives in connection with attendance at such presentation.

     8.21 Chief Financial Officer. The Company has engaged and will continue to
          -----------------------
engage a chief financial officer who in not objected to by the Holders of at least the Minimum Percentage of Underlying Common Stock.

     8.22 Patents, Trademarks and Copyrights.
          ----------------------------------

          (a)  Trademark Maintenance. The Company will not do any act or omit to
               ---------------------
     do any act whereby any Company trademark or any trademark licensed by the Company (if any) may become abandoned or rendered invalid and shall take all such actions necessary to maintain

                              Exhibit 1 - Page 21
     the validity of all such trademarks. The Company will maintain its trademarks in full force and effect and free from any claim of abandonment or non-use.

          (b)  Copyright Maintenance. The Company will place appropriate notice
               ----------------------
     of copyright on all copies embodying Company copyrighted works, if any, which are publicly distributed and the Company will not do any acts or omit to do any act whereby any Company copyright may become invalidated or dedicated to the public domain.

          (c)  Application and Registration Maintenance. The Company will take
               ----------------------------------------
     all steps necessary in the opinion of counsel in any proceeding before the United States Patent and Trademark Office, United States Register of Copyrights or similar office or agency of the United States or any office of the Secretary of State (or equivalent) of any state thereof, to maintain and prosecute each application and registration of Company patents, trademarks and copyrights, including, without limitation, filing of renewals, extensions, affidavits of use and incontestability, and opposition, interference and cancellation proceedings.

          (d)  Infringement. In the event that any Company patent, trademark, or
               ------------
     copyright is infringed, misappropriated or diluted by a third party, the Company shall, unless the Company shall determine it its reasonable business judgment that such trademark, patent or copyright is of negligible economic value to the business of the Company, promptly sue for infringement, misappropriation and/or dilution and to obtain injunctive relief and recover damages therefor, and shall take such other actions to protect such patent, trademark, or copyright, all as the Company shall deem appropriate in its reasonable business judgment under the circumstances.

     8.23 Related Party Transactions. All transactions or series of related
          --------------------------
transactions with any Related Party involving more than $2,500, other than approved employment agreements, shall be in compliance with a written policy approved by the Board of Directors.


                                  ARTICLE IX.
                       NEGATIVE COVENANTS OF THE COMPANY

     9.1  Negative Covenants. In addition to any other rights provided by law or
          ------------------
agreement, for so long as any Holder owns or has rights to acquire any Underlying Common Stock, the Company shall not, unless it receives the prior written consent of either (i) the Investors, or (ii) the Holders of Underlying Common Stock that is at least 80% of all the Underlying Common Stock to act to the contrary, which percentage must include the consent of the Investors to the extent that the Investors are Holders:

          (a) pay or declare any dividend or distribution on any shares of Common Stock or apply any of its assets to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of Common Stock, except purchases pursuant to any rights or obligations the Company may have under presently existing agreements;

                              Exhibit 1 - Page 22

          (b) other than as otherwise provided for in this Agreement, issue, sell or agree to issue any additional shares of its Common Stock, Series C Preferred Stock, any other equity securities, including warrants, options or other rights or instruments to acquire shares of Common Stock or other debt, equity or other securities convertible into shares of Common Stock or other equity securities or cause any division or splitting of any such securities or any stock dividend, reclassification, exchange or substitution thereof or approve or agree to any reorganization, merger, consolidation or combination with any company or other entity or sell or lease (as lessor) more than 10% of the Company's total consolidated assets in any 12 month period (other than mortgages, deeds of trust, pledges or other hypothecation of real or personal property otherwise permitted by this Article IX and other than sales or other dispositions of inventory in
          ----------
     the normal course of business), or liquidate, dissolve, recapitalize or reorganize in any form of transaction;

          (c) cause or permit, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a lien or liens except:

               (i) liens securing taxes, assessments or governmental charges or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons, none of which are in default or delinquent,

               (ii) liens incurred or deposits made in the ordinary course of business (A) in connection with workmen's compensation, unemployment insurance, social security and other like laws, or (B) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property,

               (iii) attachment, judgment and other similar liens arising in connection with any court proceedings, provided the execution or other enforcement of such liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings,

               (iv) reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property provided they do not in the aggregate materially detract from the value of said properties or materially interfere with their, use in the ordinary conduct of the Company's business, and

               (v) liens arising out of debt authorized by the requisite vote of the Board of Directors.

          (d) in any manner become or be liable in respect of any indebtedness, whether secured or unsecured, or become or be liable in respect of any guaranty or endorsement, in an aggregate amount greater than $50,000, except as follows:

                              Exhibit 1 - Page 23

               (i) unsecured current liabilities for accounts payable and expense accruals incurred or assumed in the ordinary course of business, not to exceed an amount equivalent to sixty (60) days operating expenditures, calculated on the basis of the two immediately preceding calendar months, and

               (ii) indebtedness in respect of taxes, assessments and governmental charges or levies.

          (e) amend or repeal any provision of, or add any provision to, the Company's Restated Certificate or By-Laws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series C Preferred Stock;

          (f) change the general character of its business as constituted as of the Closing Date;

          (g) except as otherwise provided herein, apply any of its assets to redeem, retire, purchase or otherwise acquire any Capital Stock of the Company;

          (h) enter into any transaction, including, without limitation, the purchase, sale, lease, rental or exchange of property or the rendering of any service, with an affiliate, employee, officer, director or shareholder or engage in any transaction not in the normal course of business with any supplier, customer or any other person;

          (i) approve or agree to any reorganization, merger, consolidation or combination with any corporation or other entity or sell or lease (as lessor) more than 10% of the Corporation's total consolidated assets in any 12 month period (other than mortgages, deeds of trust, pledges or other hypothecation of real or personal property otherwise permitted by this
     Section 14 and other than sales or other dispositions of inventory in the normal course of business), or liquidate, dissolve, recapitalize or reorganize in any form of transaction;

          (j) grant to any future purchaser of its securities any rights to register such securities under the Securities Act that are more favorable than those provided to the Holders pursuant to this Agreement and will not grant any registration rights to any future purchaser of its securities unless such registration rights shall provide that (i) they are subject to the rights of the holders of the Series C Preferred Stock to the extent that if the managing underwriter of any offering which includes shares of Common Stock into which the Series C Preferred Stock is convertible determines that marketing factors require the limitation of the number of shares of such Common Stock or other securities to be included in the offering, the securities of the Company held by such future purchasers of its securities shall be excluded from such registration to the extent required by such limitation before the exclusion of any shares of Common Stock into which the Series C Preferred Stock is convertible, and (ii) such securities as are excluded from registration shall not be offered to the public until at least 180 days following the completion of the offering of the securities included in the registration;

                              Exhibit 1 - Page 24

          (k) acquire any Company or other entity or purchase or lease (as lessee) all or a substantial portion of the assets, property, business, stock or other securities or interests of another Company or entity;

          (l) issue any of its equity securities for consideration other than cash, other than (i) issuances of Common Stock in the form of dividends payable on shares of outstanding Common Stock, (ii) issuances of Common Stock upon conversion of the Series C Preferred Stock, (iii) issuances of Series C Preferred Stock in the form of dividends payable on shares of outstanding Series C Preferred Stock, and (iv) issuances of shares (which number shall be proportionately adjusted in the case of recapitalizations, stock splits, stock dividends or combinations of shares) of Common Stock upon exercise of options therefor to officers, directors or employees of, or consultants to, the Company pursuant to any approved stock option plan or similar incentive plan;

          (m) make or permit to remain outstanding any loan or advance to, or extend credit other than credit extended in the normal course of business to, any Person who is not an affiliate of the Company, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except
                                                                         ------
     that the Company or any subsidiary may:

               (i) own, purchase or acquire (A) certificates of deposit of commercial banks organized under the laws of the United States (having capital resources in excess of $100 million) and (B) obligations of the United States Government or any agency thereof, and obligations guaranteed by the United States Government, in each case due within one year from the date of purchase and payable in the United States in United States dollars,

               (ii) endorse negotiable instruments for collection or deposit in the ordinary course of business, and

               (iii) permit to make and remain outstanding indebtedness permitted by clause (d) of this Article IX;
                                          -----------

          (n) other than as contemplated by this Agreement, enter into any transactions or series of related transactions in excess of $10,000 involving any Related Party.

          (o) other than as contemplated by this Agreement, create or maintain any employee incentive programs, profit sharing plans or other benefit programs.

                              Exhibit 1 - Page 25

                                  ARTICLE X.
                 ADDITIONAL AGREEMENTS AND CLOSING DELIVERIES

     10.1 Execution of Other Agreements. The Company and the Investors agree to
          -----------------------------
execute or cause to be executed and delivered the following:

          (a)  Employment Agreements. At or before Closing, each of Peter J.
               ---------------------
     Jegou and Walter J. Kazanowski and the Company shall execute and deliver an amendment to their Employment Agreements pursuant to which they agreed to be employed by the Company in the capacities and on the terms set forth therein.

          (b)  Noncompetition and Confidentiality Agreements.  At or before
               ---------------------------------------------
     Closing, the Company shall deliver each of the agreements required by
     Section 8.18 hereof, executed by the parties identified therein.

     10.2 Closing Deliveries. The Company and the Investors, as the case may be,
          ------------------
will execute and deliver the following:

          (a)  Certificate of Incorporation. At Closing, the Company shall
               ----------------------------
     deliver a copy of the Restated Certificate as currently in force and effect containing all provisions required by this Agreement certified by the Secretary of State of the State of New Jersey, including evidence of filing of the Certificate of Designations with the Secretary of State of the State of New Jersey.

          (b)  By-Laws, Minutes, Memoranda of Action. At Closing, the Company
               -------------------------------------
     shall deliver copies of, certified by the Secretary of the Company as being current, accurate, complete and in force and effect, (i) the By-Laws of the Company containing all provisions required by this Agreement, and (ii) all minutes, memoranda and actions of the Board of Directors and stockholders of the Company.

          (c)  Certificate of Good Standing. At Closing, the Company shall
               ----------------------------
     deliver a Certificate of the Secretary of State of the State of New Jersey establishing that the Company is in existence and a certificate of the proper official of the State of New Jersey establishing that the Company has paid all franchise taxes and otherwise is in good standing to transact business in the State of New Jersey, together with certificates of the secretaries of state or other proper state officials of each state in which the failure of the Company to qualify to do business would have a material adverse effect upon the Company, certifying that the Company is qualified to do business as a foreign corporation and establishing that the Company has paid all franchise taxes and is otherwise in good standing to transact business in such state.

          (d)  Series C Preferred Stock Certificates. At Closing, the Company
               -------------------------------------
     shall deliver the duly executed stock certificates evidencing the shares of the Company's Series C Preferred Stock issuable pursuant to Section 2.1
                                                                 -----------
     hereof.

          (e)  Opinions of Counsel. At Closing, the appropriate parties shall
               -------------------
     deliver the opinion of counsel to the Company required by Section 7.4
                                                               -----------
     hereof.

          (f)  Other Documents. If not provided at Closing, the appropriate
               ---------------
     parties shall deliver all documents, agreements and instruments otherwise required hereby, including but not limited to, the agreements and documents enumerated in Section 10.1 and Section 10.2, promptly thereafter.
                   ------------     ------------

                              Exhibit 1 - Page 26

                                  ARTICLE XI.
                             DEFAULT AND REMEDIES

     11.1 Events of Default. Each of the events specified below (each, an
          -----------------
"Event of Default") shall, as applicable, upon written notice of an Event of Default from the Holders of at least the Minimum Percentage of the Underlying Common Stock, be an Event of Default. An Event of Default may be waived in writing by Holders of at least the Minimum Percentage of Underlying Common Stock.

          (a) the Company shall breach or default in the performance of or compliance with, any representation or warranty, covenant, agreement, condition or term contained in this Agreement which is then applicable or the Certificate of Designations, including the payment of any dividend or redemption amount hereunder, and such default shall not have been remedied within 90 days after written notice thereof shall have been given to the Company; or

          (b) the Company shall default in the payment when due of any principal or interest on any material debt instrument or shall default under or fail to perform or observe any material terms, covenant or agreement contained in, any agreement, document or instrument to which it is a party or to which it or its assets are bound, including any obligation for borrowed money or for the purchase price of property, and such default or failure to perform shall continue and remain unwaived by the obligee for more than 90 days or any shorter or longer applicable period of grace therein specified, except where the Company is in good faith and through appropriate proceedings contesting such default or failure to perform; or

          (c) the Company or any operating subsidiary shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or an order for relief is entered against the Company or such operating subsidiary under any bankruptcy laws or the Company or any such operating subsidiary shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting the material allegations of a petition filed against the Company or such operating subsidiary in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or such operating subsidiary, or the Company or its board of directors or its stockholders shall take any action looking to the dissolution or liquidation of the Company or such operating subsidiary and such has not been remedied within 30 days after written notice thereof shall have been given to the Company; or

          (d) within 60 days after the commencement of any proceeding against the Company or such operating subsidiary seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed or, within 60 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or such operating subsidiary of all or any substantial part of the

                              Exhibit 1 - Page 27
     properties of the Company or such operating subsidiary, such appointment shall not have been vacated; or

          (e) a final judgment which, together with other outstanding final judgments against the Company, exceeds an aggregate of $400,000, shall be rendered against the Company and within 90 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal or, within 30 days after the expiration of any such stay, such judgment shall not have been discharged; or

          (f) Peter J. Jegou or Walter J. Kazanowski are no longer employed by the Company (except by death or disability) or do not give their full-time and attention to the Company's business; or

          (g) the Company fails to make any redemption payment with respect to the Series C Preferred Stock which it is obligated to make hereunder, whether or not such payment is then legality permissible or is prohibited by any agreement to which the Company is subject.

     11.2 Increase In Dividend Rate. If an Event of Default has occurred, the
          -------------------------
dividend rate on the Series C Preferred Stock shall increase immediately by one
(1) percentage point. Thereafter, until such time as no Event of Default exists, the dividend rate shall increase automatically at the end of each succeeding quarter by an additional increment of one (1) percentage point. Any increase of the dividend rate resulting from the operation of this Section 11.2 shall
                                                       ------------
terminate as of the close of business on the date on which no Event of Default exists, subject to subsequent increases pursuant to this Section 11.2.
                                                         ------------

     11.3 Redemption. Notwithstanding any other rights to redemption they may
          ----------
have, if an Event of Default has occurred, the holders of not less than a majority of the outstanding shares of Series C Preferred Stock may demand (by written notice delivered to the Company) immediate redemption of all or any portion of the Series C Preferred Stock owned by such holder at a price per share equal to the Redemption Price then applicable payable in cash. The Company will redeem all Series C Preferred Stock as to which rights under this Section
                                                                       -------
11.3 have been exercised within 30 days after receipt of the demand for
----
redemption. Any unexercised rights the holders of the Series C Preferred Stock may have under this Section 11.3 will expire as of the close of business on the
                    ------------
date of which no Event of Default exists (whether through cure or otherwise), subject to subsequent rights obtained pursuant to this Section 11.3.
                                                       ------------

     11.4 Special Board Representation.
          ----------------------------

          (a) If an Event of Default has occurred and has not been waived in writing by holders of at least a majority of the Series C Preferred Stock, the number of directors constituting the Company's Board of Directors will, at the request of such holders, be increased by two members, and the holders of the Series C Preferred Stock will have the special right, voting separately as a single class (with each share being entitled to one vote) and to the exclusion of all other classes of the Company's Capital Stock, to elect two individuals to fill such newly created directorship, to fill any vacancy of such directorship and to remove any individual elected to such directorship. The newly created directorships will

                              Exhibit 1 - Page 28
     constitute a separate class of directors, and the directors elected by the holders of the Series C Preferred Stock pursuant to the Event of Default will be entitled to cast a number of votes on each matter considered by the Board of Directors such that the sum of the number of votes entitled to be cast by this director exceeds by one vote the number of votes entitled to be cast by all of the other directors. The election of the additional directors pursuant to this Section 11.4 will be deemed to increase the
                                ------------
     number of directors then in office by a number equal to the number of votes he may cast on each matter, and he shall be deemed to constitute the number of directors by which the total number of directors then in office is deemed increased. This special right of the Holders of Series C Preferred Stock to elect members of the Board of Directors may be exercised at a special meeting called pursuant to this Section 11.4 at any annual or
                                             ------------
     special meeting of stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a meeting of stockholders. This special right to elect directors will continue until such time as there no longer is in existence any Event of Default (whether through cure or otherwise), at which time such special right will terminate subject to revesting upon the occurrence and continuation of any Event of Default which gives rise to the special right hereunder. The term of any director elected pursuant to such special right will continue for the period provided in this Section 11.4.
                                                   ------------

          (b)  At any time when this special right created by Section 11.4 has
                                                              ------------
     vested in the holders of the Series C Preferred Stock, a proper officer of the Company will. upon the written request of the holders of at least a majority of the Series C Preferred Stock then outstanding, addressed to the Secretary of the Company call a special meeting of the holders of the Series C Preferred Stock for the purpose of electing directors pursuant to this Section 11.4. Such meeting will be held at the earliest legally
          ------------
     permissible date at the principal office of the Company, or at such other place designated by the holders of at least a majority of the Series C Preferred Stock then outstanding. If such meeting has not been called by a secretary, assistant secretary, or other proper officer of the Company within three days after personal service of such written request upon the Secretary of the Company or within 10 days after mailing the same to the Secretary of the Company at its principal office, then the holders of at least 51 % of the Series C Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholder and will be held at the Corporation's principal office, or at such other place designated by the holders of at least 51% of the Series C Preferred Stock then outstanding. Any holder of Series C Preferred Stock so designated will be given access to the stock record books of the Company for the purpose of causing a meeting of stockholders to be called pursuant to this Section
                                                                     -------
     11.4.
     ----

          (c) At any meeting or at any adjournment thereof at which the holders of Series C Preferred Stock have the special right to elect a director(s), pursuant to this Section 11.4, the presence, in person or by proxy, of the
                      ------------
     holders of a majority of the Series C Preferred Stock then outstanding will be required to constitute a quorum for the election or removal of the directors by the holders of the Series C Preferred Stock exercising such special right. The vote of a majority of such quorum will be required to elect or remove any such director(s).

                              Exhibit 1 - Page 29

          (d) Any directors so elected by the holders of Series C Preferred Stock will continue to serve as a director until the expiration of the lesser of (i) a period of two months following the date on which there is no longer any Event of Default in existence, or (ii) the remaining period of the full term for which such director has been elected. After the expiration of such two month period or when the full term for which such director has been elected ceases (provided that the special right to elect directors has terminated), as the case may be, the number of directors constituting the Board of Directors of the Company will decrease to such number constituting the whole Board of Directors of the Company immediately prior to the occurrence of the Event of Default giving rise to the special right to elect directors.

     11.5 Other Remedies. The holders of a majority of the Series C Preferred
          --------------
Stock outstanding at the time of any Event of Default may proceed to protect and enforce the rights of said holders by a suit in equity, action at law or other appropriate proceeding, including but not limited to the enforcement of any rights under any of the other documents executed and delivered in connection herewith, for the specific performance of any agreement contained herein or in any other documents executed and delivered in connection herewith, or for any injunction against a violation of any of the terms or provisions hereof or thereof or in aid of the exercise of any power granted hereby or thereby or by law. The Company will pay to the holders thereof such further amount as shall be sufficient to cover the cost and expense of any action instituted by the holders upon such Event of Default, including (without limitation) reasonable attorneys fees. If the holders shall give any notice or take any action in respect of a claimed default, the Company will forthwith give written notice thereof to all other such holder at the time outstanding, describing the notices or action and the nature of the claimed default. No course of dealing and no delay on the part of any holders in exercising any right shall operate as a waiver thereof or otherwise prejudice such holders' rights. No remedy conferred hereby or by any of the other documents executed and delivered in connection herewith shall be exclusive of-any other remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.


                                 ARTICLE XII.
                              REGISTRATION RIGHTS

     12.1 Registration Rights.  (a) The Company shall prepare and file with the
          -------------------
Securities and Exchange Commission ("SEC"), on one occasion, at the sole expense of the Company (except as provided herein), in respect of all holders of the Securities, so as to permit a non-underwritten public offering and sale of the underlying Common Stock of the Company (the "Conversion Shares") under the Securities Act.

          (b) The Company will maintain any Registration Statement or post-effective amendment filed under this Article XII hereof current under the Securities Act until the earlier of (i) the date that all of the Conversion Shares have been sold pursuant to the Registration Statement, (ii) the date the holders thereof receive an opinion of counsel that the Conversion Shares may be sold under the provisions of Rule 144 or (iii) the second anniversary of the effective date of the Registration Statement.

                              Exhibit 1 - Page 30

          (c) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of any Registration Statement under subparagraph 12.1(a) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees) shall be borne by the Company. The Warrantholders shall bear the cost of underwriting discounts and commissions, if any, applicable to the Conversion Shares being registered and the fees and expenses of its counsel.
The Company shall use its best efforts to qualify any of the Securities for sale in such states as such Investors reasonably designate. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the Investors. The Company at its expense will supply the Investors with copies of such Registration Statement and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by the Investors.

          (d) The Company shall not be required by this Section 12.1 to include a Conversion Shares in any Registration Statement which is to be filed if, in the opinion of counsel for both the Investors and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Investors and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities", as defined in Rule 144 under the Securities Act.


                                  ARTICLE XII
                                 MISCELLANEOUS

     12.1 Survival of Warranties. The warranties, representations and covenants
          ----------------------
of the Company and Investors contained in or made pursuant to this Agreement shalt survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of each Investor or the Company.

     12.2 Successors and Assigns. Except as otherwise provided herein, the
          ----------------------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     12.3 Governing Law. This Agreement shall be governed by and construed
          -------------
under the laws of the State of New Jersey as applied to agreements among New Jersey residents entered into and to be performed entirely within New Jersey.

     12.4 Counterparts. This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.5 Titles and Subtitles. The titles and subtitles used in this Agreement
          --------------------
are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                              Exhibit 1 - Page 31

     12.6 Notices. Unless otherwise provided, any notice required or permitted
          -------
under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party below, or at any other address as such party may designate by ten (10) days' advance written notice to the other parties.

     If to the Investors:

     c/o Arthur L. Malone, Jr.
     638 Lindero Drive
     P.O. Box 386
     Agoura Hills, California 91301

     with a copy to:

     Stephen A. Zrenda, Jr., Esq.
     Stephen A. Zrenda, Jr., P.C.
     1520 Liberty Tower
     100 North Broadway
     Oklahoma City, Oklahoma 73102

     If to the Company:

     Creative Gaming, Inc.
     Suite 205
     150 Morris Avenue
     Springfield, New Jersey 07081
     Attn: Peter J. Jegou

     with a copy to:

     Robert W. Berend, Esq.
     Wachtel & Masyr, LLP
     110 East 59/th/ Street
     New York, New York 10022

     12.7 Finder's Fee. Each party represents that it neither is nor will be
          ------------
obligated for finders' fee or commission in connection with this transaction. Investors agree to indemnify to hold harmless the Company from any liability for any commission or compensation in nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investors or any of its officers, partners, employees, or representatives is responsible.

     The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending

                              Exhibit 1 - Page 32
against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

     12.8  Expenses.
           --------

           (a) Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it and the Investors incur with respect to the negotiation, execution, delivery and performance of this Agreement; provided, however, that the Company shall have the right to preapprove any expense of Investors that exceeds in the aggregate $10,000.

           (b) If the Closing is consummated, the Company shall, at the Closing, reimburse the reasonable fees of counsel for the Investors, not to exceed $5,000 and shall, upon receipt of a bill therefor, reimburse the reasonable out of pocket expenses of such counsel. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, or the Certificate of Designations, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     12.9  Amendments and Waivers. Any term of this Agreement may be amended and
           ----------------------
the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issued or issuable upon conversion of the Series C Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

     12.10 Severability. If one or more provisions of this Agreement are held
           ------------
to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     12.11 Aggregation of Stock. All shares of the Series C Preferred Stock held
           --------------------
or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     12.12 Entire Agreement. This Agreement and the documents referred to herein
           ----------------
constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

     12.13 Arbitration.
           -----------

     (a) Unless otherwise provided in this Agreement, the parties hereto agree that any claim, controversy or dispute arising out of or relating to this Agreement or the performance, enforcement, breach, termination or validity thereof, or the Company's operation of its business (each, a "Dispute")

                              Exhibit 1 - Page 33
under this Agreement including, without limitation, those Disputes occurring subsequent to the termination or expiration of this Agreement, which cannot be amicably settled shall be determined by arbitration in Agoura Hills, California. Arbitration proceedings shall be conducted solely in Agoura Hills, California. The parties consent to the personal jurisdiction of the state and Federal courts of California for purposes of commencing arbitration of any Dispute.

     (b) Arbitration of Disputes shall be conducted in accordance with the Commercial Arbitration rules of the American Arbitration Association ( "AAA") in effect on the date of this Agreement and shall be held before a panel of three arbitrators who shall be selected as provided in paragraph (c) of this Section 13.13

     (c) The three member arbitration panel will consist of (i) one arbitrator selected by one of the parties to the Dispute, (ii) one arbitrator selected by the other party to the Dispute, and (iii) one arbitrator who is selected by the two arbitrators selected in accordance with provisions (i) and (ii) above (each, an "Arbitrator" and collectively, the "Arbitrators" or the "Arbitration Panel") and shall be otherwise selected in accordance with the AAA's Commercial Arbitration rules in effect on the date of this Agreement. Notwithstanding the foregoing, the Arbitrators shall be neutral, independent, disinterested, unbiased Arbitrators bound by the Rules of Ethics of the AAA for neutral arbitrators, and none shall have ex parte communications with the parties.

     (d) The Arbitrators shall be bound by the laws of the State of New Jersey and the statues of limitations applicable to contracts trade and to be performed therein, without regard to conflicts of law rules, and by the procedural and arbitration law of the Federal Arbitration Act (Federal Arbitration Act, 9 U.S.C. (S)1 et seq.). The Arbitrators shall base their award on the terms of this Agreement., and they shall endeavor to follow the law and judicial precedents which a United States District Judge sitting in the district that covers Agoura Hills, California, would apply in the event the Dispute were litigated in such court; provided, however, that nothing contained herein shall be deemed to enlarge the grounds for vacating arbitral awards even if, despite such endeavors, the Arbitrators fail to correctly follow applicable law. The Arbitrators shall render an award within 10 days after the close of evidence. Unless both parties agree otherwise, the award shall be in writing and shall set forth findings of fact and conclusions of law upon which the award is based. The parties hereto consent that judgment upon an arbitration award may be entered in any federal or state court having jurisdiction thereof.

     (e) Any claim by either party shall be time-barred unless the asserting party makes a demand for arbitration with respect to such claim within the applicable statute of limitations except to the extent otherwise provided in this Agreement; provided, however, that all applicable statutes of limitations and defenses based upon the passage of time shall be tolled white the procedures specified in this Section 13.13 are pending, and the parties shall take such action, if any, required to effectuate such tolling. Any dispute as to the timeliness of such demand or other timeliness or statute of limitations issues shall be decided by the Arbitrators. All statutes of limitation applicable to any Dispute shall apply to any proceeding with this Section 13.13.

     With respect to any Dispute, each party agrees that all discovery activities shall be expressly limited to matters directly relevant to the Dispute, and any Arbitrator, Arbitration Panel and the AAA shall be required to fully enforce this requirement. Consistent with the expedited nature of arbitration,

                              Exhibit 1 - Page 34
each party will provide the other with copies of all non-privileged documents relevant to the issues raised by any claim or counterclaim, including copies of all documents in their possession or control on which they rely in support of their position or which they intend to introduce as exhibits at the arbitration hearing. In addition, each party shall provide the other with the names of all persons who it may call as witnesses or experts to testify at the arbitration hearing. Unless otherwise agreed, each party shall be entitled to take one deposition of an opposing party or a person under the opposing party's control prior to the arbitration hearing. The time, place and duration of each deposition shall be agreed to by the parties or determined by the Arbitration Panel if the parties cannot agree. Other discovery may be ordered by the Arbitration Panel to the extent the Arbitration Panel determines additional discovery relevant and appropriate, and any dispute regarding discovery, including disputes as to the need therefor or the relevance or scope thereof, shall be determined by the Arbitration Panel, which determination shall be conclusive. The parties expressly agree that exclusion of evidence by the Arbitrators on grounds of irrelevance or redundance shall not be grounds for failure to confirm and enforce the award.

     (g) The parties hereto expressly agree that the prevailing party shall be entitled to the recovery of all costs and fees (including reasonable attorneys' fees, administrative fees, arbitrators' fees, and out-of pocket expenses).

     (h) The prompt resolution of Disputes is important to the parties. Therefore, the parties agree to take any actions necessary (and empower the AAA and the Arbitrators to take any action necessary) to require that an arbitration proceeding hereunder be concluded within 120 days of the filing of the Dispute with the AAA. The Arbitration Panel is instructed and directed to assume case management initiative and control of the dispute resolution process and to initiate early scheduling of all events to assure resolution of any Dispute as expeditiously as is practical but in no event more than 120 days from the filing of a Dispute with the AAA.

     (i) The arbitration proceedings conducted pursuant hereto shall be confidential. Neither party shall disclose or permit the disclosure of any information about the evidence adduced or the documents produced by the other party in the arbitration proceedings or about the existence, contents or results of the arbitration award without the prior written consent of such other party except in the course of a judicial, regulatory or arbitration proceeding or as may be requested by a governmental authority. Before making any disclosure permitted by the preceding sentence, the party intending to make such disclosure shall give the other party reasonable written notice of the intended disclosure and afford the other party a reasonable opportunity to protect its interests.

     (j)   No provision of, nor the exercise of any rights under, this Section
13.13 shall limit the right of any party, during any Dispute, to seek, use and employ ancillary or preliminary remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing or proceeding under forcible entry and detainer for possession of any real or personal property, and any such action shall not be deemed an election of remedies. Such rights shall include, without limitation, rights and remedies relating to (1) foreclosing against any real property or personal property collateral or other security by the exercise of power of sale under a deed of trust, mortgage or other security agreement or instrument, or applicable law, (2) exercising self help remedies (including set off rights) or (3) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver from a court having jurisdiction. Such rights can be

                              Exhibit 1 - Page 35
exercised at any time except to the extent such action is contrary to a final award or decision in any Arbitration proceeding. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration, nor render inapplicable the compulsory arbitration provisions hereof. In Disputes involving indebtedness or other monetary obligations, each party agrees that the other party may proceed against all liable persons, jointly or severally, or against one or more of them, or less than all, without impairing rights against other liable persons; a party shall not be required to join the principal obligor or any other liable persons (e.g., sureties or guarantors) in any proceeding against a particular person. A party may release or settle with one or more liable persons as the Company deems fit without releasing or impairing rights to proceed against any persons not so released.

     (k) Arbitrators shall be empowered to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California rules of civil procedure and applicable law. The Arbitrators shall have no authority to award punitive damages or any other damages not measured by the prevailing party's actual compensatory damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of the Agreement. Each party hereby irrevocably waives any right to recover punitive damages with respect to any Dispute.

     (l) In proceeding with Arbitration and in making determinations hereunder, the Arbitrators shall not extend, modify or suspend any terms of this Agreement or the reasonable standards of business performance and operation established by the Investors in good faith. Notice of or demand for Arbitration shall not stay, postpone or rescind the effectiveness of any termination of this Agreement. This Section 13.13 regarding Arbitration constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior discussions, arrangements, negotiations and other communications on dispute resolution. The provisions of this Section 13.13 shall survive any termination, amendment or expiration of this Agreement or any other agreements, documents or relationships of the parties related to this Agreement, unless the parties otherwise expressly agree in writing. This Section 13.13 may be amended, changed or modified only by the express provisions of a writing which specifically refers to this Section 13.13 and which is signed by all the parties hereto. If any term, covenant, condition or provision of this Section 13.13 is found to be unlawful, invalid or unenforceable, such illegality or invalidity or unenforceability shall not affect the legality, validity or enforceability of the remaining parts of this Section 13.13 and all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the illegal, invalid or unenforceable part had not been included.

                              Exhibit 1 - Page 36

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                         THE COMPANY:

                         CREATIVE GAMING, INC.


                         By:
                            ----------------------------------------------------
                                Peter J. Jegou, President


                         INVESTORS:



                                ------------------------------------------------
                                              Arthur L. Malone, Jr.



                                ------------------------------------------------
                                                Gene A. Hochevar



                                ------------------------------------------------
                                                  Paul H. Ring



                                ------------------------------------------------
                                                 Eric Ray Turner



                                ------------------------------------------------
                                              Stephen A. Zrenda, Jr.



                                ------------------------------------------------
                                              Joan S. Mathis Bailey

                              Exhibit 1 - Page 37

                               TABLE OF CONTENTS
                               -----------------


                                                                           PAGE

ARTICLE I.
   DEFINITIONS.............................................................  1

ARTICLE II.
   PURCHASE AND SALE OF SERIES C PREFERRED STOCK...........................  3
   2.1  Sale and Issuance of Series C Preferred Stock and Warrants.........  3
   2.2  Certificate of Designations and Restated Certificate...............  3

ARTICLE III.
   THE CLOSING.............................................................  3

ARTICLE IV.
   REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................  3
   4.1  Organization, Good Standing and Qualification......................  4
   4.2  Capitalization and Voting Rights...................................  4
        (i)  Series C Preferred Stock......................................  4
        (ii) Common Stock..................................................  4
   (b)  Capital Stock Validly Issued.......................................  4
   (c)  Rights to Capital Stock............................................  4
   4.3  Subsidiaries.......................................................  4
   4.4  Authorization......................................................  5
   4.5  Valid Issuance of Series C Preferred Stock, Common Stock,
        and Warrants.......................................................  5
   4.6  Governmental Consents..............................................  5
   4.7  Offering...........................................................  5
   4.8  Litigation.........................................................  5
   4.9  Patents and Trademarks.............................................  6
   4.10 Compliance with Other Instruments..................................  6
   4.11 Agreements; Action.................................................  7
   4.12 Related-Party Transactions.........................................  7
   4.13 Permits............................................................  8
   4.14 Environmental and Safety Laws......................................  8
   4.15 Disclosure.........................................................  8
   4.16 Registration Rights................................................  8
   4.17 Corporate Documents................................................  8
   4.18 Title to Property and Assets.......................................  8
   4.19 Financial Statements...............................................  8
   4.20 Changes............................................................  9
   4.21 Employee Benefit Plans............................................. 10
   4.22 Tax Returns, Payments and Elections................................ 10
   4.23 Minute Books....................................................... 11
   4.24 Labor Agreements and Actions....................................... 11

ARTICLE V.
   REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR......................... 11
   5.1  Authorization...................................................... 11
   5.2  Purchase Entirety for Own Account.................................. 11
   5.3  Disclosure of Information.......................................... 12
   5.4  Investment Experience.............................................. 12
   5.5  Restricted Securities.............................................. 12
   5.6  Further Limitations on Disposition................................. 12
   5.7  Legends............................................................ 13
   5.8  Confidentiality of Information..................................... 13

ARTICLE VI.
   CONDITIONS OF INVESTORS' OBLIGATIONS AT CLOSING......................... 13
   6.1  Conditions Precedent............................................... 13

ARTICLE VII.
   CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING...................... 15
   7.1  Representations and Warranties..................................... 15
   7.2  Performance of Agreement........................................... 15
   7.3  Documents and Proceedings.......................................... 15

ARTICLE VIII.
   AFFIRMATIVE COVENANTS OF THE COMPANY.................................... 15
   8.1  Financial Information.............................................. 16
   8.2  Additional Information............................................. 17
   8.3  Inspection......................................................... 18
   8.4  Observation Rights................................................. 18
   8.5  Property and Liability Insurance................................... 18
   8.6  Life Insurance and Officers and Directors Insurance................ 18
   8.7  Use of Proceeds.................................................... 19
   8.8  Compliance with Agreements......................................... 19
   8.9  Reservation........................................................ 19
   8.10 Meetings of the Board of Directors................................. 19
   8.11 Election of Directors.............................................. 19
   8.12 Registration of Transfer........................................... 19
   8.13 Replacement........................................................ 20
   8.14 Preservation of Corporate Existence and Business................... 20
   8.15 Maintenance of Properties.......................................... 20
   8.16 Taxes and Other Obligations........................................ 20
   8.17 Compliance with Obligations, Laws, Etc............................. 20
   8.18 Agreements with Employees, Consultants and Stockholders............ 21
   8.19 Budget............................................................. 21
   8.20 Annual Presentation................................................ 21
   8.21 Chief Financial Officer............................................ 21
   8.22 Patents, Trademarks and Copyrights................................. 21
        (a) Trademark Maintenance.......................................... 21

        (b) Copyright Maintenance.......................................... 22
        (c) Application and Registration Maintenance....................... 22
        (d) Infringement................................................... 22
   8.23 Related Party Transactions......................................... 22

ARTICLE IX.
   NEGATIVE COVENANTS OF THE COMPANY....................................... 22
   9.1  Negative Covenants................................................. 22

ARTICLE X.
  ADDITIONAL AGREEMENTS AND CLOSING DELIVERIES............................. 25
  10.1  Execution of Other Agreements...................................... 25
        (a) Employment Agreements.......................................... 26
        (b) Noncompetition and Confidentiality Agreements.................. 26
  10.2  Closing Deliveries................................................. 26
        (a) Certificate of Incorporation................................... 26
        (b) By-Laws, Minutes, Memoranda of Action.......................... 26
        (c) Certificate of Good Standing................................... 26
        (d) Series C Preferred Stock Certificates.......................... 26
        (e) Opinions of Counsel............................................ 26
        (f) Other Documents................................................ 26

ARTICLE XI.
  DEFAULT AND REMEDIES..................................................... 27
  11.1  Events of Default.................................................. 27
  11.2  Increase In Dividend Rate.......................................... 28
  11.3  Redemption......................................................... 28
  11.4  Special Board Representation....................................... 28
  11.5  Other Remedies..................................................... 30

ARTICLE XII.
  REGISTRATION RIGHTS...................................................... 30
  12.1  Registration Rights................................................ 30

ARTICLE XIII.
  MISCELLANEOUS............................................................ 31
  12.1  Survival of Warranties............................................. 31
  12.2  Successors and Assigns............................................. 31
  12.3  Governing Law...................................................... 31
  12.4  Counterparts....................................................... 31
  12.5  Titles and Subtitles............................................... 31
  12.6  Notices............................................................ 32
  12.7  Finder's Fee....................................................... 32
  12.8  Expenses........................................................... 33
  12.9  Amendments and Waivers............................................. 33
  12.10 Severability....................................................... 33

  12.11 Aggregation of Stock............................................... 33
  12.12 Entire Agreement................................................... 33
  12.13 Arbitration........................................................ 33

                                                                       EXHIBIT A

                          CERTIFICATE OF DESIGNATIONS
                                       OF
              12% CONVERTIBLE REDEEMABLE PREFERRED STOCK, SERIES C

                                       OF

                             CREATIVE GAMING, INC.

     Pursuant to the New Jersey General Corporation Law, the undersigned duly authorized officer of Creative Gaming, Inc., a New Jersey corporation (the "Company@), hereby certifies that the following resolution was duly adopted on September 29, 1997, by the Board of Directors of the Company pursuant to authority conferred on the Board of Directors by the provisions of the Certificate of Incorporation of the Company (as amended) and in accordance with the provisions of the New Jersey General Corporation Law, and that said resolution has not been amended or rescinded and is in full force and effect at the date hereof:

     RESOLVED, that pursuant to the authority expressly granted and vested in the Board of Directors of the Company by the Corporation's Certificate of Incorporation, as amended to date, the Board of Directors hereby creates a new series of the Corporation's authorized but unissued preferred stock, par value $.02 per share, to be designated "12% Convertible Redeemable Preferred Stock, Series C" and to consist of 2,000,000 shares, and hereby fixes the voting powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof:

     1.   Number of Shares and Designation. The shares of this series of
          --------------------------------
preferred stock shall be designated as "12% Convertible Redeemable Preferred Stock, Series C," par value $.02 per share (the "Series C Preferred Stock"), and the number of shares constituting this series shall be 2,000,000.

      2.  Definitions.  For purposes of the Series C Preferred Stock, the
          -----------
following terms shall have the meanings indicated:

     "Board of Directors" shall mean the board of directors of the Company or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series C Preferred Stock.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the City of Springfield, New Jersey, are authorized or obligated by law or executive order to close.

     "Change in Control" shall have the meaning set forth in Subsection 9.4 hereof.

     "Common Stock" shall mean the Common Stock of the Company, no par value per share, and any capital stock of the Company which has the right to participate in the distribution of earnings and assets of the

                                                                       EXHIBIT A

     Company without limit as to amount or percentage, into which the Common Stock may hereafter be classified by appropriate amendment to the Corporation's Certificate of Incorporation.

     "Conversion Price" shall mean the shares of Common Stock into which the Series C Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to Section 8 hereof. The initial Conversion Price will be 2.325 shares of Common Stock for each share of Preferred Stock.

     "Dividend Payment Date" shall have the meaning set forth in Subsection 3.2 hereof.

     Dividend Payment Record Date" shall have the meaning set forth in Subsection 3.2 hereof.

     "Dividend Periods shall mean quarterly dividend periods commencing on the first day of March, June, September and December of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period which shall commence on the Original Issue Date.

     "Liquidation Value" shall mean, as to each share of Series C Preferred Stock, the sum of $.05.

     "Original Issue Date" shall mean the first date on which shares of Series C Preferred Stock are issued.

     "Person" shall mean any individual, firm, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Transaction" shall have the meaning set forth in Subsection 8.6(a) hereof.

      3.  Dividends.
          ---------

      3.1 General. The holders of shares of the Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of assets legally available therefor, cumulative cash dividends at an annual rate of 12% per share.

      3.2 Dividend Preference and Payment Dates. Such dividends shall be cumulative from the Original Issue Date, whether or not in any Dividend Period or Periods there shall be assets of the Company legally available for the payment of such dividends and whether or not such dividends are declared, and shall be payable quarterly, when, as and if declared by the Board of Directors, on March 1, June 1, September 1, and December 1 in each year (each a "Dividend Payment Date"), commencing on December 1, 1997. If December 31, 1997, or any other Dividend

                                                                       EXHIBIT A

Payment Date shall be on a day other than a Business Day, then the Dividend Payment Date shall be on the next succeeding Business Day. Each such dividend shall be payable in arrears to the holders of record of shares of the Series C Preferred Stock, as they appear on the stock records of the Company at the close of business on those dates (each such date, a "Dividend Payment Record Date"), not less than 10 days nor more than 60 days preceding the dividend payment dates thereof, as shall be fixed by the Board of Directors. Dividends on the Series C Preferred Stock shall accrue (whether or not declared) on a daily basis from the Original Issue Date and accrued dividends for each Dividend Period shall accumulate to the extent not paid on the Dividend Payment Date first following the Dividend Period for which they accrue. As used herein, the term "accrued" with respect to dividends includes both accrued and accumulated dividends. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

     3.3  Computation of Dividends for Partial Dividend Periods; Payment of
Dividends on Shares Called for Redemption.   The amount of dividends payable for
each full Dividend Period for the Series C Preferred Stock shall be computed by dividing the annual dividend rate by four (rounded down to the nearest cent). The amount of dividends payable for the initial Dividend Period on the Series C Preferred Stock, or any other period shorter or longer than a full Dividend Period on the Series C Preferred Stock, shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of shares of Series C Preferred Stock called for redemption on a redemption date falling between the close of business on a Dividend Payment Record Date and the opening of business on the corresponding Dividend Payment Date shall, in lieu of receiving such dividend on the Dividend Payment Date fixed therefor, receive such dividend payment together with all other accrued and unpaid dividends on the date fixed for redemption (unless such holder converts such shares in accordance with Section 8 hereof). No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Preferred Stock which are in arrears.

     3.4 Priority and Dividend Participation/Parity Stock. (a) So long as any shares of the Series C Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any class or series of stock of the Company ranking, as to dividends, on a parity with the Series C Preferred Stock, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series C Preferred Stock for all Dividend Periods terminating on or prior to the date of payment, or setting apart for payment, of such full cumulative dividends on such parity stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, upon the shares of the Series C Preferred Stock and any other class or series of stock ranking on a parity as to dividends with the Series Preferred Stock, all dividends declared upon shares of the Series Preferred Stock and all dividends declared upon such other stock shall be declared pro rata so that the amounts of dividends per share declared on the Series C Preferred Stock and such other stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series C Preferred Stock and on such other stock bear to each other.

     (b) So long as any shares of the Series C Preferred Stock are outstanding, no other stock of the Company ranking on a parity with the Series C Preferred Stock as to dividends or upon liquidation, dissolution or winding up

                                                                       EXHIBIT A

shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to the Series C Preferred Stock as to dividends and upon liquidation, dissolution or winding up) unless (a) the full cumulative dividends, if any, accrued on all outstanding shares of the Series C Preferred Stock shall have been paid or set apart for payment for all past Dividend Periods and (b) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Series C Preferred Stock.

     3.5 Priority and Dividend Participation/Junior Stock. So long as any shares of the Series C Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other stock ranking junior to the Series C Preferred Stock as to dividends and upon liquidation, dissolution or winding up) shall be declared or paid or set apart for payment and no other distribution shall be declared or made or set apart for payment, in each case upon the Common Stock or any other stock of the Company ranking junior to the Series C Preferred Stock as to dividends or upon liquidation, dissolution or winding up, nor shall any Common Stock nor any other such stock of the Company ranking junior to the Series C Preferred Stock as to dividends or upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to the Series C Preferred Stock as to dividends and upon liquidation, dissolution or winding up) unless, in each case (a) the full cumulative dividends, if any, accrued on all outstanding shares of the Series C Preferred Stock and any other stock of the Company ranking on a parity with the Series C Preferred Stock as to dividends shall have been paid or set apart for payment for all past Dividend Periods and all past dividend periods with respect to such other stock and (b) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Series C Preferred Stock and for the current dividend period with respect to any other stock of the Company ranking on a parity with the Series C Preferred Stock as to dividends.

     3.6 Dividend Participation with Common Stock after Payment of Cumulative Dividends. If the Company has paid the holders of the Series C Preferred Stock the full amount of the cumulative dividends thereon as required by this Section 3, and shall elect to declare additional dividends in any fiscal year out of funds legally available therefor, subject to the rights of the holders of shares of any series or classes of stock ranking on a parity with or prior to the Series C Preferred Stock as to dividends, such additional dividends shall be declared and shall be paid on both the Series C Preferred Stock and the Common Stock equally, with the Series C Preferred Stock for this purpose being deemed converted into such number of shares of Common Stock (including fractions of a share) as each such share of Series C Preferred Stock is convertible on the date the dividend is declared.

     4.   Liquidation Value..
          ------------------

     4.1 General. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company (whether capital or surplus)

                                                                       EXHIBIT A

shall be made to or set apart for the holders of Common Stock or any other series or class or classes of stock of the Company ranking junior to the Series C Preferred Stock upon liquidation, dissolution or winding up, the holders of the shares of Series C Preferred Stock shall be entitled to receive $0.05 per share (the "Liquidation Value") plus an amount per share equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders. No payment on account of any liquidation, dissolution or winding up of the Company shall be made to the holders of any class or series of stock ranking on a parity with the Series C Preferred Stock in respect of the distribution of assets upon dissolution, liquidation or winding up unless there shall likewise be paid at the same time to the holders of the Series C Preferred Stock like proportionate amounts determined ratably in proportion to the full amounts to which the holders of all outstanding shares of Series C Preferred Stock and the holders of all outstanding shares of such parity stock are respectively entitled with respect to such distribution. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the shares of Series C Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of stock ranking, as to liquidation, dissolution or winding up, on a parity with the Series C Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series C Preferred Stock and any such other stock ratably in accordance with the respective amounts which would be payable on such shares of Series C Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this
Section 4, (a) a consolidation or merger of the Company with one or more corporations or other entities, (b) a sale, lease, exchange or transfer of all or any part of the Corporation's assets or (c) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

     4.2 Liquidation Participation with Common Stock after Payment of Liquidation Preference. Upon any liquidation, dissolution or winding up of the Company, subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Series C Preferred Stock upon liquidation, dissolution or winding up, after payment shall have been made in full to the holders of Series C Preferred Stock as provided in Subsection 4.1, the remaining assets of the Company available for distribution to stockholders shall be distributed among the holders of Series C Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series C Preferred Stock).

     4.3 Notice of Liquidation, Dissolution or Winding Up. Written notice of any liquidation, dissolution or winding up of the Company, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 30 days prior to any payment date stated therein, to the holders of record of the Series C Preferred Stock at their respective addresses as the same shall appear on the books of the Company.

     5.   Transfers.
          ---------

     5.1 Transfer Restrictions. Each certificate of Series C Preferred Stock shall bear a securities law restrictive legend describing the transfer restrictions to which it is subject.

                                                                       EXHIBIT A

     5.2 Delivery of Certificate, Transfer Instructions and Transfer Certificate. Each certificate of Series C Preferred Stock presented for transfer, exchange or conversion:

          (a) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company or to its registrar therefor duly executed by such Holder or its attorney, duly authorized in writing; and

          (b) shall be accompanied by a customary Transferor Certificate.

     6.   Redemption.
          ----------

     6.1 Redemption at the Option of Holder.

          (a) Subject to the rights of any class or series of stock of the Company ranking, as to dividends or upon dissolution, liquidation or winding up, on a parity with the Series C Preferred Stock, at any time after the second anniversary of the Original Issue Date, each holder of the Series C Preferred Stock shall have the right to compel the Company to redeem (the "Redemption Right"), to the extent funds are legally available therefor, all but not less than all of such holder's shares of Series C Preferred Stock at a price per share equal to the Redemption Price (as adjusted for any stock dividends, combinations or splits [excluding the reverse split contemplated by the Company to occur during 1997] with respect to such shares) plus all declared or accumulated but unpaid dividends on such shares.

          (b) Any holder requesting redemption (the "Requesting Holder") shall give written notice thereof (the "Redemption Notice") to the Company at least 90 days prior to the requested date of the redemption (the "Redemption Date"). Such Redemption Notice shall state the number of shares of Convertible Preferred Stock to be redeemed.

          (c) Within 10 days after receipt of the Redemption Notice, the Company shall give notice of any requested redemption by mail, postage prepaid, to all holders of record of the Series C Preferred Stock other than the Requesting Holder, such notice to be addressed to each holder at the address as it appears on the stock transfer books of the Company and to specify the date of the redemption and the number of shares of the holder requested to be redeemed. Each of the other holders of Series C Preferred Stock shall have the right to exercise the Redemption Right and compel the Company to purchase all of such holder's shares of Series C Preferred Stock at the Redemption Price on the Redemption Date by delivery of a Redemption Notice to the Company within 10 days after receipt of notice of the requested redemption from the Company. On or prior to the Redemption Date, each holder requesting redemption shall surrender his certificate for the number of shares to be redeemed as stated in the Redemption Notice. If less than all of the shares represented by such certificates are redeemed, a new certificate shall forthwith be issued for the shares that are not redeemed.

                                                                       EXHIBIT A

          (d) For the purpose of determining whether funds are legally available for redemption of shares of Series C Preferred Stock as provided in this Subsection 6.1, the Company shall value its assets at the highest amount permissible under applicable law. If the funds of the Company legally available for redemption on any Redemption Date are insufficient to redeem the total number of shares requested to be redeemed on such date, those funds which are legally available shall, subject to the rights of any class or series of stock of the Company ranking, as to dividends or upon dissolution, liquidation or winding up, on a parity with the Series C Preferred Stock, be used to redeem the maximum possible number of shares requested to be redeemed ratably among the holders of shares of Series C Preferred Stock requested to be redeemed based upon the aggregate Series C Redemption Price of such shares held by each such holder. The shares of Series C Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. The redemption requirements provided hereby shall be continuous, so that at any time thereafter when additional funds of the Company are legally available for redemption of Series C Preferred Stock, such funds shall immediately be used to redeem the balance of any Series C Preferred Stock which the Company has become obligated to redeem on any Redemption Date but which it has not redeemed, without further action by any holder of Series C Preferred Stock.

     7.   Shares to be Retired.  All shares of Series C Preferred Stock
          --------------------
purchased, redeemed, exchanged or converted by the Company shall be retired and canceled and shall be restored to the status of authorized but unissued shares of the Corporation's preferred stock, without designation as to Series and may thereafter be reissued.

     8.   Conversion.  Holders of shares of Series C Preferred Stock shall have
          ----------
the right to convert all or a portion of such shares (including fractions of such shares) into shares of Common Stock, as follows:

     8.1 Right to Convert. Subject to and upon compliance with the provisions of this Section 8, a holder of shares of Series C Preferred Stock shall have the right, at such holder's option, at any time to convert each of such shares (or fractions thereof) into 2.325 shares of Common Stock and by surrender of such shares, such surrender to be made in the manner provided in Subsection 8.3 hereof. No fractional shares or securities representing fractional shares of Common Stock will be issued upon conversion, and instead such amounts as would have been paid in fractional shares will be paid in cash as provided in Subsection 8.4 hereof.

     8.2 Mechanics of Conversion. (a) In order to exercise the conversion right pursuant to Subsection 8.1 above, the holder of each share of Series C Preferred Stock (or fraction thereof) to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Company or in blank, at the office of the Company, accompanied by written notice to the Company that the holder thereof elects to convert Series C Preferred Stock or a specified portion thereof. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series C Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Company demonstrating that such taxes have been paid or are not required to be paid).

                                                                       EXHIBIT A

     (b) Holders of shares of Series C Preferred Stock at the close of business on a Dividend Payment Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date (except that holders of shares called for redemption on a redemption date falling between the close of business on such Dividend Payment Record Date and the opening of business on the corresponding Dividend Payment Date shall, in lieu of receiving such dividend on the Dividend Payment Date fixed therefor, receive such dividend payment together with all other accrued and unpaid dividends on the date fixed for redemption, unless such holder converts such shares called for redemption pursuant to the provisions of this Section 8) notwithstanding the conversion thereof following such Dividend Payment Record Date and prior to such Dividend Payment Date. However, shares of Series C Preferred Stock surrendered for conversion during the period between the close of business on any Dividend Payment Record Date and the opening of business on the corresponding Dividend Payment Date (except shares called for redemption or exchange on a redemption date or exchange date during such period) must be accompanied by payment of an amount equal to the dividend payment with respect to such shares of Series C Preferred Stock presented for conversion on such Dividend Payment Date. A holder of shares of Series C Preferred Stock on a Dividend Payment Record Date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on the corresponding Dividend Payment Date will receive the dividend payable by the Company on such shares of Series C Preferred Stock on such date and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Series C Preferred Stock for conversion on the Dividend Payment Date. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

     (c) As promptly as practicable after the surrender of certificates for shares of Series C Preferred Stock as aforesaid, the Company shall issue and shall deliver at such office to such holder, or on such holder's written order, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this
Section 8, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Subsection 8.4 hereof.

     (d) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series C Preferred Stock shall have been surrendered and such notice received by the Company as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Company shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice received by the Company. All shares of Common Stock delivered upon conversion of the Series C Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable.

     8.3 Payment of Fractional Interests. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series C Preferred Stock (or fraction thereof), the

                                                                       EXHIBIT A

Company shall pay to the holder of such share an amount in cash equal to $0.05 multiplied by the fraction of a share of Common Stock represented by such fractional interest. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered.

     8.4  Adjustments to Conversion Price for Diluting Issues.

     (a) Special Definitions.  For purposes of this Subsection 8.5, the
         -------------------
     following definitions shall apply:

          "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Subsection 8.5(c), deemed to be issued) by the Company after the Original Issue Date other than shares of Common Stock issued or issuable at any time:

               (i)   upon conversion of shares of Series C Preferred Stock; or

               (ii) as a dividend or distribution on any other series C Preferred Stock; or

               (iii) by way of dividend or other distribution on shares of
                     Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (i) or (ii) or this clause (iii).

          "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock and Series C Preferred Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

          "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

     (b) No Adjustment of Conversion Price.  No adjustment in the number of
         ---------------------------------
shares of Common Stock into which the Series C Preferred Stock is convertible shall be made, by adjustment in the Conversion Price of Series C Preferred Stock in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the corporation is less than the book value of the Common Stock in effect on the date of, and immediately prior to, the issue of such Additional Share of Common Stock.

     (c) Issue of Securities Deemed Issue of Additional Shares of Common Stock.
         ---------------------------------------------------------------------

          (i)  Options and Convertible Securities.  In the event the Company at
               ----------------------------------
               any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive

                                                                       EXHIBIT A

               any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 8.5(e) hereof), of such Additional Shares of Common Stock would be less than $1.00 per share:

               (A) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

               (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

               (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                    (1) in the case of Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise, of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration,

                                                                       EXHIBIT A

                         if any, actually received by the Company upon such conversion or exchange, and

                    (2) in the case of Options for Convertible Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (determined pursuant to Subsection 8.5(e) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

               (D) no readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (1) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

               (E) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above; and

               (F) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Subsection 8.5(c)(i) as of the actual date of their issuance.

          (ii) Stock Dividends, Stock Distributions and Subdivisions. In the event the Company at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                                                                       EXHIBIT A

               (A) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

               (B) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

          If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Subsection 8.5(c)(ii) as of the time of actual payment of such dividend.

     (d) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Company shall issue or shall be deemed to issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 8.5(c), but excluding Additional Shares of Common Stock issued pursuant to Subsection 8.5(c)(ii), which event is dealt with in Subsection 8.5(f) hereof) without consideration or for a consideration per share less than $1.00 per share on the date of and immediately prior to such issue, then and in such issue, such Conversion Price shall be reduced, concurrently with such issue in order to increase the number of shares of Common Stock into which the Convertible Preferred Stock is convertible, to a price determined by multiplying such Conversion Price by a fraction (x) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Series C Preferred Stock or Convertible Securities or upon exercise of any outstanding Options), plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and (y) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Preferred Stock or Convertible Securities or upon exercise of any outstanding Options), plus (2) the number of such Additional Shares of Common Stock so issued.

     (e) Determination of Consideration.  For purposes of this Subsection 8.5,
         ------------------------------
the consideration received by the corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

          (i) Cash and Property: Such consideration shall:
              -----------------

               (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

                                                                       EXHIBIT A

               (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

               (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

          (ii) Options and Convertible Securities.  The consideration per share
               ----------------------------------
               received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 8.5(c)(i), relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

     (f) Adjustment for Dividends, Distributions, Subdivisions, Combinations or
         ----------------------------------------------------------------------
Consolidation of Common Stock.
-----------------------------

          (i)  Stock Dividends, Distributions or Subdivisions.  In the event the
               ----------------------------------------------
               Company shall issue Additional Shares of Common Stock pursuant to Subsection 8.5(c)(ii) in a stock dividend, stock distribution or subdivision, the Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

          (ii) Combinations or Consolidations.  In the event the outstanding
               ------------------------------
               shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination

                                                                       EXHIBIT A

               or consolidation, be proportionately increased; except for the reverse stock presently contemplated by the Company to occur during 1997 for which no adjustment shall be made in the number of shares of Common Stock into which the Series C Preferred Stock is convertible or the Conversion Price.

     (g) Adjustment for Merger or Reorganization, etc.  (i)  In case of any
         ---------------------------------------------
recapitalization, reorganization, reclassification, consolidation, merger or the conveyance of all or substantially all of the assets of the Company pursuant to which the holders of Common Stock are entitled to receive (either directly or on subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock (an "Organic Change"), each of the holders of Series C Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock acquirable and receivable upon conversion of such holder's Series C Preferred Stock, such shares of stock, securities or assets as such holder would have received if such holder had converted its Series C Preferred Stock immediately prior to such Organic Change. In each such case, the Company shall also make appropriate provisions to insure that each share of Series C Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon conversion of such Series C Preferred Stock would have been entitled upon such consolidation, merger or conveyance and that appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Series C Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series C Preferred Stock. The Company shall not effect any such Organic Change unless prior to the consummation thereof, the successor entity (if other than the Company) assumes by written instrument the obligations set forth herein.

     (ii) For purposes of this Subsection 8.5(g), any amounts of cash or other consideration payable to any stockholder of the Company in connection with any such Organic Change, such as, by way of example only, any employment contracts, consulting contracts or noncompete payments which result in payments to such stockholder in excess of 150% of his or her current compensation, shall be deemed a part of the total consideration payable in connection with such Organic Change.

     8.5 No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this
Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series C Preferred Stock against impairment.

     8.6 Certificate as to Adjustments. Whenever the Conversion Price is adjusted as herein provided, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price, the facts requiring such adjustment and upon which such adjustments are based and the date on which such adjustment

                                                                       EXHIBIT A

becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series C Preferred Stock at such holder's last address as shown on the stock records of the Company.

     8.7 Deferral of Issuance of Additional Shares. In any case in which Subsection 8.5 provides that an adjustment shall become effective immediately after a record date for an event and the date fixed for conversion pursuant to
Section 8 occurs after such record date but before the occurrence of such event, the Company may defer until the actual occurrence of such event (a) issuing to the holder of any share of Series C Preferred Stock surrendered for conversion the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (b) paying to such holder any amount in cash in lieu of any fraction pursuant to Subsection 8.4 hereof.

     8.8 Computation of Outstanding Common Stock. For purposes of this Section 8, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Company or any corporation controlled by the Company.

     8.9 Multiple Adjustments in a Single Transaction. Notwithstanding any other provision herein to the contrary, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan shall not be deemed to constitute an issuance of Common Stock. There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Company in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 8. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one Section of this
Section 8, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value.

     8.10 Further Adjustment by the Board of Directors. In case the Company shall take any action affecting the Common Stock, other than action described in this Section 8, which in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of Series C Preferred Stock, the Conversion Price for the Series C Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

     8.11 Payment of Documentary Stamp and Transfer Taxes. The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the shares of Series C Preferred Stock (or any other securities issued on account of the Series C Preferred Stock pursuant hereto) or shares of Common Stock on conversion of the Series C Preferred Stock pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Series C Preferred Stock (or any other securities issued on account of the Series C Preferred Stock pursuant hereto) or shares of Common Stock in a name other than the name in which the shares of Series C Preferred Stock with respect to which such Common Stock shares are issued were registered and the Company shall not be required to make any issue or delivery unless and until the person requesting such issue or delivery has paid to the Company the amount

                                                                       EXHIBIT A

of any such tax or has established, to the reasonable satisfaction of the Company, that such tax has been paid or is not required to be paid.

     8.12 Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Convertible Preferred Stock.

     9.   Special Right of Redemption Upon Change in Control.
          --------------------------------------------------

     9.1 Repurchase Right. If a Change in Control (as defined below) should occur with respect to the Company, each holder of shares of the Series C Preferred Stock shall have the right, at the holder's option, for a period of 45 days after the mailing of a notice by the Company that a Change in Control has occurred, to require the Company to repurchase all, or any portion, of such holder's shares of the Series C Preferred Stock for a price equal to $1.00 per share, plus an amount equal to all dividends (whether or not earned or declared), accrued and unpaid to the date fixed for repurchase (the "Repurchase Price").

     9.2 Notice. If a Change in Control shall occur, then, as soon as practicable and in any event within 30 days after the occurrence of such Change in Control, the Company shall mail to each registered holder of a share of Series C Preferred Stock a notice (the "Special Right Notice") setting forth details regarding the special right of the holders to have their shares of Series C Preferred Stock repurchased as a result of such Change in Control. A holder of a share of Series C Preferred Stock must exercise such repurchase right within the 45 day period after the mailing of the Special Right Notice by the Company or such special right shall expire. The repurchase date for shares so repurchased shall be the 45th day after the mailing of the Special Right Notice. Exercise of such repurchase right shall be irrevocable and no dividend on the shares of Series C Preferred Stock tendered for repurchase shall accrue from and after the repurchase date.

     9.3  Contents of Notice.  The Special Right Notice shall state:

          (a) the event constituting the Change in Control;

          (b) the last date upon which holders may submit shares of Series C Preferred Stock for repurchase;

          (c) the Repurchase Price of $1.00 per share;

          (d) the Conversion Price then in effect under Section 8 and the continuing conversion rights, if any, under Subsection 8.5;

          (e) the name and address of any paying agent and conversion agent;

                                                                       EXHIBIT A

          (f) that exercise of such conversion right shall be irrevocable and no dividends on shares of Series C Preferred Stock tendered for conversion shall accrue from and after the conversion date;

          (g) that the consideration to be received shall be delivered within five Business Days after the last date upon which holders may submit Series C Preferred Stock for conversion.

     9.4 Definition of "Change in Control." As used herein, a "Change in Control" means (i) the acquisition by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") (excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally in the election of directors; or (ii) individuals, who, as of the date of original issuance of the Series C Preferred Stock, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date of original issuance of the Series C Preferred Stock whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this definition, considered as though such person were a member of the Incumbent Board; or (iii) approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of the Company prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation's then outstanding voting securities; or (iv) a liquidation or dissolution of the Company (other than pursuant to the United States Bankruptcy Code) or of the sale of all or substantially all of the assets of the Company.

     10.  Ranking.  Any class or classes of stock of the Company shall be deemed
          -------
to rank:

     (a) prior to the Series C Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series C Preferred Stock;

     (b) on a parity with the Series C Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series C Preferred Stock, if the holders of such class of stock and the Series C Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority of one over the other; and

                                                                       EXHIBIT A

     (c) junior to the Series C Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or if the holders of Series C Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

     11.  Voting.
          ------

     11.1 Voting Rights with Common Stock. Except as described below or as required by law, holders of Series C Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock of the Company into which such Series C Preferred Stock could be converted and shall have the voting rights and powers equal to the voting rights and powers of the Common Stock (voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with the By-Laws of the Company. With respect to matters affecting only the Series C Preferred Stock, each outstanding share of Preferred Stock will be entitled to one vote. In either case described in this Section 12, shares held by the Company or any entity controlled by the Company shall be excluded and shall have no voting rights.

     12.  Events of Default.
          -----------------

     12.1 Events of Default Defined. Each of the events specified in the following Subsections 13.1(a) through (g) shall, upon written notice of default from holders of a majority of the outstanding shares of Series C Preferred Stock, be an Event of Default, provided that an Event of Default may be waived in writing by such holders.

          (a) the Company shall breach or default in the performance of or compliance with, any representation or warranty, covenant, agreement, condition or term contained in the Series C Preferred Stock Purchase Agreement which is then applicable or this Certificate of Designations, including the payment of any dividend or redemption amount hereunder, and such default shall not have been remedied within [90] days after written notice thereof shall have been given to the Company; or

          (b) the Company shall default in the payment when due of any principal or interest on any material debt instrument or shall default under or fail to perform or observe any material terms, covenant or agreement contained in, any agreement, document or instrument to which it is a party or to which it or its assets are bound, including any obligation for borrowed money or for the purchase price of property, and such default or failure to perform shall continue and remain unwaived by the obligee for more than 90 days or any shorter or longer applicable period of grace therein specified, except where the Company is in good faith and through appropriate proceedings contesting such default or failure to perform; or

                                                                       EXHIBIT A

          (c) the Company or any operating subsidiary shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or an order for relief is entered against the Company or such operating subsidiary under any bankruptcy laws or the Company or any such operating subsidiary shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting the material allegations of a petition filed against the Company or such operating subsidiary in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or such operating subsidiary, or the Company or its board of directors or its stockholders shall take any action looking to the dissolution or liquidation of the Company or such operating subsidiary and such has not been remedied within 30 days after written notice thereof shall have been given to the Company; or

          (d) within 60 days after the commencement of any proceeding against the Company or such operating subsidiary seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed or, within 60 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or such operating subsidiary of all or any substantial part of the properties of the Company or such operating subsidiary, such appointment shall not have been vacated; or

          (e) a final judgment which, together with other outstanding final judgments against the Company, exceeds an aggregate of $400,000, shall be rendered against the Company and within 90 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal or, within 60 days after the expiration of any such stay, such judgment shall not have been discharged; or

          (f) the Company fails to make any redemption payment with respect to the Series C Preferred Stock which it is obligated to make hereunder, whether or not such payment is then legally permissible or is prohibited by any agreement to which the Company is subject.

     12.2 Redemption. Notwithstanding any other rights to redemption they may have, if an Event of Default has occurred, the holders of not less than a majority of the outstanding shares of Series C Preferred Stock may demand (by written notice delivered to the Company) immediate redemption of all or any portion of the Series C Preferred Stock owned by such holder at a price per share equal to $1.00 per share payable in cash. The Company will redeem all Series C Preferred Stock as to which rights under this Subsection 13.2 have been exercised within 30 days after receipt of the demand for redemption. Any unexercised rights the holders of the Series C Preferred Stock may have

                                                                       EXHIBIT A

under this Subsection 13.2 will expire as of the close of business on the date of which no Event of Default exists (whether through cure or otherwise), subject to subsequent rights obtained pursuant to this Subsection 13.2.

     12.3 Other Remedies. The holders of a majority of the Series C Preferred Stock outstanding at the time of any Event of Default may proceed to protect and enforce the rights of said holders by a suit in equity, action at law or other appropriate proceeding, including but not limited to the enforcement of any rights under any of the other documents executed and delivered in connection herewith, for the specific performance of any agreement contained herein or in any other documents executed and delivered in connection herewith, or for any injunction against a violation of any of the terms or provisions hereof or thereof or in aid of the exercise of any power granted hereby or thereby or by law. The Company will pay to the holders thereof such further amount as shall be sufficient to cover the cost and expense of any action instituted by the holders upon such Event of Default, including (without limitation) reasonable attorneys fees. If the holders shall give any notice or take any action in respect of a claimed default, the Company will forthwith give written notice thereof to all other such holder at the time outstanding, describing the notices or action and the nature of the claimed default. No course of dealing and no delay on the part of any holders in exercising any right shall operate as a waiver thereof or otherwise prejudice such holders' rights. No remedy conferred hereby or by any of the other documents executed and delivered in connection herewith shall be exclusive of any other remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

     13.  Covenants.  In addition to any other rights provided by law or
          ---------
agreement so long as any shares of the Series C Preferred Stock remain shall be outstanding, without first obtaining the affirmative vote or written consent of the holders of not less than 50% of the shares of Series C Preferred Stock then outstanding (as adjusted for all subdivisions and combinations), the Company shall not:

          (a) pay or declare any dividend or distribution on any shares of Common Stock or apply any of its assets to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of Common Stock;

          (b) issue or sell any shares of its capital stock, or any rights or options to acquire any shares of its capital stock, other than
               (i) issuances of Common Stock upon conversion of the Series C Preferred Stock, (ii) issuances of Common Stock or Series C Preferred Stock in the form of dividends payable on shares of outstanding Common Stock or Series C Preferred Stock, respectively, and (iii) issuances ofshares (which number shall be proportionately adjusted in the case of recapitalizations, stock splits, stock dividends or combinations of shares) of Common Stock upon exercise of options therefor to officers, directors or employees of, or consultants to, the Company pursuant to a stock option plan or other employee stock incentive program approved by the Board of Directors;

          (c) cause or permit, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a lien or liens except:

                                                                       EXHIBIT A

               (i) liens securing taxes, assessments or governmental charges or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons, none of which are in default or delinquent;

               (ii) liens incurred or deposits made in the ordinary course of business (A) in connection with workmen's compensation, unemployment insurance, social security and other like laws, or (B) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property; and

              (iii) attachment, judgment and other similar liens arising in connection with any court proceedings, provided the execution or other enforcement of such liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

               (iv) reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property provided they do not in the aggregate materially detract from the value of said properties or materially interfere with their use in the ordinary conduct of the Corporation's business; and

               (v) liens arising out of debt authorized by the requisite vote of the Board of Directors.

          (d) amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or Bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series C Preferred Stock;

          (e) change the general character of its business as constituted as of the Original Issue Date;

          (f) except as otherwise provided herein, apply any of its assets to redeem, retire, purchase or otherwise acquire any capital stock of the Company;

          (g) enter into any material transaction, including, without limitation, the purchase, sale, lease, rental or exchange of property or the rendering of any service, with an affiliate, employee, officer, director or shareholder or engage in any transaction not in the normal course of business with any supplier, customer or any other person unless approved by the Board of Directors of the Company;

                                                                       EXHIBIT A

          (h) issue or agree to issue any additional shares of its Common Stock, Series C Preferred Stock, any other equity securities, including warrants, options or other rights or instruments to acquire shares of Common Stock or other debt, equity or other securities convertible into shares of Common Stock or other equity securities or case any division or splitting of any such securities or any stock dividend, reclassification, exchange or substitution thereof or approve or agree to any reorganization, merger, consolidation or combination with any corporation or other entity or sell or lease (as lessor) more than 50% of the Corporation's total consolidated assets in any 12 month period (other than mortgages, deeds of trust, pledges or other hypothecation of real or personal property otherwise permitted by this Section 14 and other than sales or other dispositions of inventory in the normal course of business), or liquidate, dissolve, recapitalize or reorganize in any form of transaction;

          (i) grant to any future purchaser of its securities any rights to register such securities under the Securities Act that are more favorable than those provided to the holders of the Series C Preferred Stock pursuant to the Series C Stock Purchase Agreement and will not grant any registration rights to any future purchaser of its securities unless such registration rights shall provide that (i) they are subject to the rights of the holders of the Series C Preferred Stock to the extent that if the managing underwriter of any offering which includes shares of Common Stock into which the Series C Preferred Stock is convertible determines that marketing factors require the limitation of the number of shares of such Common Stock or other securities to be included in the offering, the securities of the Company held by such future purchasers of its securities shall be excluded from such registration to the extent required by such limitation before the exclusion of any shares of Common Stock into which the Series C Preferred Stock is convertible, and (ii) such securities as are excluded from registration shall not be offered to the public until at least [180] days following the completion of the offering of the securities included in the registration.

          (j) issue any of its equity securities for consideration other than cash, other than (i) issuances of Common Stock upon conversion of the Series C Preferred Stock, (ii) issuances of Common Stock or Series C Preferred Stock in the form of dividends payable on shares of outstanding Common Stock or Series C Preferred Stock, respectively, (iii) issuances of shares (which number shall be proportionately adjusted in the case of recapitalizations, stock splits, stock dividends or combinations of shares) of Common Stock upon exercise of options therefor to officers, directors or employees of, or consultants to, the Company pursuant to a stock option plan or other employee stock incentive program approved by the Board of Directors, and (iv) acquisitions of other companies or assets related to the business of the Company;

          (k) make or permit to remain outstanding any loan or advance to, or extend credit other than credit extended in the normal course of business to any Person who is not an affiliate of the

                                                                       EXHIBIT A

               Company, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except that the Company or any subsidiary may:
               ------

               (i) own, purchase or acquire (A) certificates of deposit of commercial banks organized under the laws of the United States (having a capital and surplus in excess of $50,000,000) and (B) obligations of the United States Government or any agency thereof, and obligations guaranteed by the United States Government, in each case due within one year from the date of purchase and payable in the United States in United States dollars;

               (ii) endorse negotiable instruments for collection or deposit in the ordinary course of business; and

              (iii) permit to make and remain outstanding indebtedness
                    permitted by clause (d) of this Section 14.

     14.  Record Holder.  The Company may deem and treat the record holder of
          -------------
any shares of Series C Preferred Stock as the true and lawful owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary.

     15.  Notice.  Except as may otherwise be provided for herein, all notices
          ------
referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt. In the case of a notice of conversion given to the Company as contemplated in Subsection 8.3 hereof, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate) with postage prepaid, addressed: if to the Company, to its offices at 150 Morris Avenue, Suite 205, Springfield, New Jersey 07081, or such other place as designated in a written notice to the holders of the Series C Preferred Stock, or other agent of the Company designated as permitted by this Certificate, or, if to any holder of the Series C Preferred Stock, to such holder at the address of such holder of the Series C Preferred Stock as listed in the stock record books of the Company; or to such other address as the Company or holder, as the case may be, shall have designated by notice similarly given.

                                                                       EXHIBIT A

     IN WITNESS WHEREOF, this Certificate has been executed on behalf of the Company by the undersigned on the 29/th/ day of September, 1997.

                              CREATIVE GAMING, INC.



                              By:/s/ Peter J. Jegou
                                 ------------------
                                 Peter J. Jegou, President

                                                                       EXHIBIT A

                               TABLE OF CONTENTS

                                                                            Page

1.   Number of Shares and Designation......................................   1
     --------------------------------

2.   Definitions...........................................................   1
     -----------

3.   Dividends.............................................................   2
     ---------
     3.1   General.........................................................   2
     3.2   Dividend Preference and Payment Dates...........................   2
     3.3   Computation of Dividends for Partial Dividend Periods;
            Payment of Dividends on Shares Called for Redemption...........   3
     3.4   Priority and Dividend Participation/Parity Stock................   3
     3.5   Priority and Dividend Participation/Junior Stock................   4
     3.6   Dividend Participation with Common Stock after Payment of
            Cumulative Dividends...........................................   4

4.   Liquidation Value.....................................................   4
     -----------------
     4.1   General.........................................................   4
     4.2   Liquidation Participation with Common Stock after Payment
            of Liquidation Preference......................................   5
     4.3   Notice of Liquidation, Dissolution or Winding Up................   5

5.   Transfers.............................................................   5
     ---------
     5.1   Transfer Restrictions...........................................   5
     5.2   Delivery of Certificate, Transfer Instructions and Transfer
            Certificate....................................................   6

6.   Redemption............................................................   6
     ----------
     6.1   Redemption at the Option of Holder..............................   6

7.   Shares to be Retired..................................................   7
     --------------------

8.   Conversion............................................................   7
     ----------
     8.1   Right to Convert................................................   7
     8.2   Mechanics of Conversion.........................................   7
     8.3   Payment of Fractional Interests.................................   8
     8.4   Adjustments to Conversion Price for Diluting Issues.............   9
     8.5   No Impairment...................................................  14
     8.6   Certificate as to Adjustments...................................  14
     8.7   Deferral of Issuance of Additional Shares.......................  15
     8.8   Computation of Outstanding Common Stock.........................  15
     8.9   Multiple Adjustments in a Single Transaction....................  15
     8.10  Further Adjustment by the Board of Directors....................  15
     8.11  Payment of Documentary Stamp and Transfer Taxes.................  15
     8.12  Reservation of Common Stock.....................................  16

9.   Special Right of Redemption Upon Change in Control....................  16
     --------------------------------------------------
     9.1   Repurchase Right................................................  16
     9.2   Notice..........................................................  16

                                                                       EXHIBIT A


     9.3   Contents of Notice..............................................  16
     9.4   Definition of "Change in Control."..............................  17

 10. Ranking...............................................................  17
     --------

 11. Voting................................................................  18
     -------
     11.1  Voting Rights with Common Stock.................................  18

 12. Events of Default.....................................................  18
     ------------------
     12.1  Events of Default Defined.......................................  18
     12.2  Redemption......................................................  19
     12.3  Other Remedies..................................................  20

 13. Covenants.............................................................  20
     ----------

 14. Record Holder.........................................................  23
     --------------

 15. Notice................................................................  23
     -------


                                       2